Exhibit 99.1

Execution Copy

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 28, 2004

among

DYNEGY HOLDINGS INC.,

as the Borrower,

DYNEGY INC.,

as the Parent Guarantor,

The Other Guarantors Party Hereto,

The Lenders Party Hereto,

CITICORP USA, INC.

and

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agents,

CITICORP USA, INC.,

as Payment Agent,

BANK OF AMERICA, N.A., CITIBANK, N.A.,

JPMORGAN CHASE BANK and BANK ONE, NA,

as L/C Issuers

and

JPMORGAN CHASE BANK,

as Collateral Agent

BANC OF AMERICA SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC.,

CREDIT SUISSE FIRST BOSTON, J.P. MORGAN SECURITIES INC. and

LEHMAN BROTHERS INC.,

as Joint Lead Arrangers,

LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC.,

as Joint Bookrunners for the Term Facility

and

CITIGROUP GLOBAL MARKETS INC. and BANC OF AMERICA SECURITIES LLC,

as Joint Bookrunners for the Revolving Credit Facility

i

5.09.	Environmental Compliance	65
5.10.	Insurance	66
5.11.	Taxes	66
5.12.	ERISA Compliance	67
5.13.	Subsidiaries	67
5.14.	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	68
5.15.	Disclosure	68
5.16.	Intellectual Property; Licenses, Etc.	69
5.17.	Solvency	69

ARTICLE VI AFFIRMATIVE COVENANTS		69
6.01.	Financial Statements	70
6.02.	Certificates; Other Information	71
6.03.	Notices	72
6.04.	Payment of Obligations	72
6.05.	Preservation of Existence, Etc.	72
6.06.	Maintenance of Properties	72
6.07.	Maintenance of Insurance	72
6.08.	Compliance with Laws	72
6.09.	Books and Records	72
6.10.	Inspection Rights	72
6.11.	Use of Proceeds	73
6.12.	Covenant to Guarantee Obligations and Give Security in Personal Property	73
6.13.	Covenant to Give Security in Real Property; Recordation of Rights of Way	74
6.14.	Compliance with Environmental Laws	75
6.15.	Preparation of Environmental Reports	75
6.16.	Further Assurances	76
6.17.	Covenant to Prepay Alpha Facility	76

ARTICLE VII NEGATIVE COVENANTS		76
7.01.	Liens	76
7.02.	Investments	79
7.03.	Indebtedness	81
7.04.	Fundamental Changes	83
7.05.	Asset Sales	84
7.06.	Restricted Payments	85
7.07.	Change in Nature of Business	89
7.08.	Transactions with Affiliates	89
7.09.	Burdensome Agreements	89
7.10.	Use of Proceeds	90
7.11.	Financial Covenants	90
7.12.	Capital Expenditures	90
7.13.	Amendments of Organizational Documents	91
7.14.	Accounting Changes	91
7.15.	Prepayments, Etc. of Indebtedness	91
7.16.	Swap Contracts	92
7.17.	Partnerships, Etc.	93
7.18.	Formation of Subsidiaries	93
7.19.	Amendments, Etc. of 2003 Convertible Preferred Stock	93

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		93
8.01.	Events of Default	93
8.02.	Remedies Upon Event of Default	95
8.03.	Application of Monies Upon Event of Default	96

ARTICLE IX ADMINISTRATIVE AGENTS AND OTHER AGENTS		96
9.01.	Appointment and Authorization of Agents	96
9.02.	Delegation of Duties	97
9.03.	Liability of Agents	97
9.04.	Reliance by Agents	98
9.05.	Notice of Default	98
9.06.	Credit Decision; Disclosure of Information by Agents	98
9.07.	Indemnification of Agents	99
9.08.	Agents in their Individual Capacities	100
9.09.	Successor Agents	100
9.10.	Administrative Agents May File Proofs of Claim	100
9.11.	Collateral and Guaranty Matters	101
9.12.	Other Agents; Arrangers and Bookrunners	102
9.13.	Appointment of Supplemental Collateral Agents	102

ARTICLE X GUARANTY		103
10.01.	Guaranty; Limitation of Liability	103
10.02.	Guaranty Absolute	103
10.03.	Waivers and Acknowledgments	104
10.04.	Subrogation	105
10.05.	Guaranty Supplements	106
10.06.	Subordination	106
10.07.	Continuing Guaranty; Assignments	107

ARTICLE XI MISCELLANEOUS		107
11.01.	Amendments, Etc.	107
11.02.	Notices and Other Communications; Facsimile Copies	108
11.03.	No Waiver; Cumulative Remedies	109
11.04.	Costs and Expenses	109
11.05.	Release and Indemnification by the Borrower and the Parent Guarantor	110
11.06.	Payments Set Aside	111
11.07.	Successors and Assigns	111
11.08.	Confidentiality	114
11.09.	Setoff	114
11.10.	Interest Rate Limitation	114
11.11.	Counterparts	115
11.12.	Integration	115
11.13.	Survival of Representations and Warranties	115
11.14.	Severability	115
11.15.	Tax Forms	116
11.16.	Governing Law	117
11.17.	Waiver of Right to Trial by Jury	118
11.18.	Binding Effect	118
11.19.	Amendment and Restatement	118
11.20.	USA PATRIOT Act	118
11.21.	Lender Addendum	118

SCHEDULES

I	Existing Mortgagors and Existing Mortgages
II	Non-Pledging Subsidiaries
III	Tolling Agreements
2.01	Lender Commitments
2.03	Existing Letters of Credit
4.01(a)(iv)	Mortgages to be Amended
4.01(a)	Jurisdictions of Local Counsel to the Loan Parties
5.03(b)	Perfection of Security Interests
5.08(b)	Owned Real Property
5.08(c)	Leased Real Property
5.09	Environmental Matters
5.10	Insurance
5.11	Certain Tax Information
5.13	Subsidiaries
7.01	Existing Liens
7.03	Existing Indebtedness
7.08	Existing Affiliate Transactions
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B-1	Form of Term Note
B-2	Form of Revolving Credit Note
C	Form of Compliance Certificate
D	Form Assignment and Assumption
E-1	Shared Security Agreement
E-2	Non-Shared Security Agreement
E-3	Collateral Trust Agreement
F-1	Form of Mortgage
F-2	Form of Mortgage
G	Form of Mortgage Supplement
H	Form of Guaranty Supplement
I	Form of Prepayment Option Notice
J	Form of Lender Addendum

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of May 28, 2004, among DYNEGY HOLDINGS INC., DYNEGY INC., the SUBSIDIARY GUARANTORS party hereto, the Lenders party hereto, CITICORP USA, INC. and LEHMAN COMMERCIAL PAPER INC., as Administrative Agents, CITICORP USA, INC., as Payment Agent, JPMORGAN CHASE BANK, as Collateral Agent, and each L/C ISSUER party hereto.

PRELIMINARY STATEMENTS

1. The Borrower is a party to the Credit Agreement, dated as of April 1, 2003, with Citibank, as payment agent and co-administrative agent, Bank of America, N.A., as co-administrative agent, Bank One, NA, as issuing bank and collateral agent, and the other lenders party thereto (as heretofore amended, supplemented or otherwise modified, the “Existing DHI Credit Agreement”).

2. The Parent Guarantor and the Borrower wish to amend and restate the Existing DHI Credit Agreement and therefore have requested that the Lenders provide the credit facilities described herein under this Agreement which shall amend and restate the Existing DHI Credit Agreement. The Lenders and the L/C Issuers have indicated their willingness to amend and restate the Existing DHI Credit Agreement and to make loans and to issue Letters of Credit, respectively, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“1995 Indenture” means the Indenture dated as of December 11, 1995 between the Borrower and Bank One, NA (successor to The First National Bank of Chicago), as trustee.

“1996 Indenture” means the Indenture dated as of September 26, 1996 between the Borrower and Bank One, NA (successor to The First National Bank of Chicago), as trustee.

“2003 Convertible Preferred Stock” means the Series C convertible preferred stock issued by the Parent Guarantor to Chevron USA on August 11, 2003.

“2003 Convertible Securities” means the 4.75% convertible subordinated debt securities due 2023 issued by the Parent Guarantor and guaranteed by the Borrower on August 11, 2003.

“2003 Junior Unsecured Subordinated Notes” means the junior unsecured subordinated notes due 2016 issued by the Parent Guarantor to Chevron USA on August 11, 2003.

“2003 Second Lien Indenture” means the Indenture, dated as of August 11, 2003, among the Borrower, each of the Subsidiary Guarantors named therein, Wilmington Trust Company, as trustee and Wells Fargo Bank Minnesota, N.A., as collateral trustee, pursuant to which the 2003 Second Lien Notes were issued by the Borrower.

“2003 Second Lien Notes” means the second-priority senior secured notes issued by the Borrower and guaranteed by the Subsidiary Guarantors on August 11, 2003 and October 15, 2003 comprised of (a) $225,000,000 of floating rate notes due 2008, (b) $625,000,000 of 9.875% notes due 2010 and (c) $900,000,000 of 10.125% notes due 2013.

“ACH Obligations” means any and all obligations of any Loan Party owing to any Lender or any Affiliate of any Lender or Bank One under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or automated clearing house agreements, and all overdrafts on any account which any Loan Party maintains with any Lender or any Affiliate of any Lender or Bank One.

“Additional Exempt Proceeds” means Net Proceeds of Asset Sales (other than Exempt Proceeds) up to $900,000,000 in the aggregate, to the extent such Net Proceeds are invested or used in accordance with Section 2.04(b)(ii).

“Additional Subsidiary Guarantor” means each Restricted Subsidiary of the Parent Guarantor (other than the Subsidiary Guarantors party hereto on the Closing Date) that shall be required to execute and deliver a Guaranty Supplement pursuant to Section 6.12.

“Administrative Agents” means Citicorp USA, Inc. and Lehman Brothers Inc., each in its capacity as an administrative agent for the Lenders under the Loan Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agents.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Affiliate Transaction” means, with respect to any Person, a payment by such Person to, or a sale, lease, transfer, or other disposition of any of its properties or assets to, or a purchase of any property or assets from, or the entry into or making or amendment of any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Person; provided that the following shall not be deemed to be Affiliate Transactions:

(a) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Borrower’s Board of Directors;

(b) transactions between or among the Borrower and any of its Restricted Subsidiaries or between Restricted Subsidiaries;

(c) transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or Controls, such Person;

(d) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Borrower;

(e) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to the Parent Guarantor;

(f) Investments that do not violate Section 7.02 and Restricted Payments that do not violate Section 7.06;

(g) Permitted Payments to Parents;

(h) commercial transactions in the ordinary course of business between or among the Borrower and/or its Restricted Subsidiaries on the one hand and Illinova and/or its Subsidiaries on the other hand;

(i) commercial transactions in the ordinary course of business between or among the Borrower and/or its Restricted Subsidiaries on the one hand and Chevron USA and its related parties on the other hand;

(j) loans or advances to executive officers and directors in the ordinary course of business and otherwise permitted by applicable law not to exceed $1,000,000 in the aggregate outstanding at any one time; and

(k) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date as reasonably determined by the Borrower.

“Agent-Related Persons” means each of the Administrative Agents, the Payment Agent, the Collateral Agent, and each Joint Lead Arranger and each Joint Bookrunner named on the cover page of this Agreement, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agents, the Payment Agent and the Collateral Agent.

“Aggregate Credit Exposure” means, at any time, the sum of (a) the unused portion of the Commitments and (b) the Total Outstandings at such time.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Alpha Facility” means the financing, including the equity paid, the letters of credit issued, and the interest rate swaps entered into in connection therewith, under (a) the Amended and Restated Performance Agreement, effective as of March 27, 2001 entered into by the Borrower in favor of ABG Gas Supply, L.L.C., (b) the Amended and Restated Natural Gas Purchase Agreement dated as of March 27, 2001 between DMT Supply LP and ABG Gas Supply, L.L.C. and (c) the Nomination Agreement dated as of March 27, 2001 between Dynegy Marketing & Trade and ABG Gas Supply, L.L.C.

“Alternative Currency” means Pounds Sterling, Canadian Dollars, or Euros.

“Applicable Rate” means the following amounts per annum:

	Eurodollar Rate Loans	Base Rate Loans
Revolving Credit Loans	4.00%	3.00%
Term Loans	4.00%	3.00%

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means (a) the sale, lease, conveyance, or other disposition of any assets or rights (other than, so long as proceeds from the sale of Designated Assets or Basket Assets are applied in accordance with the provisions of Section 4.10(b) of the 2003 Second Lien Indenture, Designated Assets and Basket Assets) by the Borrower or any of its Restricted Subsidiaries, provided that the sale, lease, conveyance, or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole shall be governed by Section 7.04, and (b) the issuance of Equity Interests in any of the Borrower’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries. Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(i) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10,000,000;

(ii) a transfer of assets between or among the Borrower and any of its Restricted Subsidiaries;

(iii) an issuance of Equity Interests by a Restricted Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary of the Borrower (including any Person that becomes a Restricted Subsidiary of the Borrower in connection with such transaction);

(iv) (A) the sale or lease of products, services or accounts receivable in the ordinary course of business, (B) any sale or other disposition of surplus, damaged, worn-out or obsolete assets or property (including, without limitation, inventory, immaterial assets and property no longer commercially viable to maintain and operate) in the ordinary course of business and (C) the granting of any option or other right to purchase, or otherwise acquire property in the ordinary course of business;

(v) the sale or disposition by the Borrower and its Restricted Subsidiaries of assets in connection with (A) the termination, amendment or restructuring of any tolling agreement and (B) dispositions of property in connection with settlement of any Disclosed Litigation, in the case of both clause (A) and (B), for reasonably equivalent value, as determined by the Borrower or such Restricted Subsidiary, provided that in no event shall the fair market value of the sales or dispositions of Collateral (other than Collateral consisting of cash) pursuant to this clause exceed $300,000,000 in the aggregate or the sales or dispositions include the sale of the Baldwin Facility or all or substantially all of the assets comprising the Midstream Business;

(vi) the sale or disposition by the Borrower and its Restricted Subsidiaries of assets in connection with any Discontinued Business Operations of the Borrower and its Restricted

Subsidiaries so long as such sale or disposition is for reasonably equivalent value, as determined by the Borrower or such Restricted Subsidiary;

(vii) sales or dispositions resulting from the bona fide exercise by a governmental authority of its claimed or actual power of eminent domain or dispositions otherwise required by applicable law that would not materially adversely affect the Borrower and its Restricted Subsidiaries, taken as a whole;

(viii) dispositions of property subject to a Permitted Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder’s claim or a realization upon any Lien permitted pursuant to this Agreement;

(ix) the sale or other disposition of cash or Cash Equivalents;

(x) a Restricted Payment that does not violate Section 7.06; and

(xi) an Investment that does not violate Section 7.02.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.07), and accepted by the Administrative Agents, in the form of Exhibit D or any other form approved by the Administrative Agents and the Borrower.

“Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel (which fees, expenses and disbursement shall, other than under the circumstances described in clause (b) of Section 11.04, be reasonable) and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Attributable Indebtedness” means, on any date, in respect of any obligation of the type described in clauses (a) and (b)(ii) of the definition of “Off-Balance Sheet Obligations”, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Auto-Renewal Letter of Credit” means a Letter of Credit with an initial expiry date of one year or less after the date of its issuance that has automatic renewal provisions.

“Availability Period” means the period from and including the Closing Date to but not including the earliest of (a) the Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Baldwin Facility” means, collectively, (a) the coal-fired steam electric generating plant owned by DMG and located in Randolph County, Illinois, consisting of three generating units, (b) all associated equipment and support facilities and (c) real property associated with the foregoing; excluding, in each case, any assets the sale of which would not constitute an “Asset Sale” pursuant to clause (i), (ii), (iv), (ix), (x) or (xi) of “Asset Sale”.

“Bank One” means Bank One, NA.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq..

“Base Rate”means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times equal the higher of (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate and (ii) the Federal Funds Rate in effect from time to time plus 0.50%.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basket Assets” means assets (other than assets relating to the Baldwin Facility and all or substantially all of the assets comprising the Midstream Business), the sale or disposition of which pursuant to an Asset Sale results Net Proceeds not in excess of $100,000,000 in the aggregate for all such assets since the Closing Date, that have been designated by the Borrower as “Basket Assets” for purposes of this Agreement.

“Borrower” means Dynegy Holdings Inc., a Delaware corporation.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to be closed generally under the Laws of, or are in fact generally closed in, Houston, Texas or the city or state where the Payment Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any day on which dealings in Dollar deposits are generally conducted by and between banks in the London interbank eurodollar market.

“Canadian Dollars” and “C$” each mean lawful money of Canada.

“Capital Commitment” means any contractual commitment or obligation under an equity contribution or other agreement the purpose of which is for the Parent Guarantor or any of its Restricted Subsidiaries to provide to another Person (other than the Parent Guarantor or any of its Restricted Subsidiaries) a portion of the capital for such Person or for a Proportionately Consolidated Interest.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure required to be capitalized as a capital expenditure in accordance with GAAP; provided that: (a) the purchase price of equipment or property that is (i) purchased substantially simultaneously with the trade-in of existing equipment or property, (ii) exchanged in connection with a swap of existing equipment or property or (iii) purchased or repaired with insurance proceeds (promptly following receipt thereof on account of such property or equipment being replaced or repaired) shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment or property for the equipment or property being so repaired, traded in or exchanged or the amount of such insurance proceeds plus the applicable portion of the annual aggregate retention amount funded through the Parent Guarantor’s captive insurance arrangement, as the case may be; (b) any expenditure funded with warranty proceeds, proceeds from an indemnity claim, settlement payments or any other payments made to compensate such Person for any damage, defect, delay or loss relating to the expenditure being made shall not be included in Capital Expenditures to the extent such expenditure does not exceed the applicable proceeds or payments; (c) the aggregate amount of any Indebtedness assumed in connection with any Investment made in respect of any such capital expenditure shall be included in Capital Expenditures; (d) any capital expenditure made by Cedar Bayou Fractionators, LP or Versado Gas Processors, L.L.C. in excess of the amount owed as a result of the Parent Guarantor’s direct or indirect ownership interest in such entity shall not be included in Capital

Expenditures to the extent that any such excess is reimbursed by the owners of the Equity Interests in such entities (other than the Parent Guarantor and its Subsidiaries) through disproportionate distributions or otherwise; (e) any capital expenditure related to the settlement of a Tolling Agreement shall not be included in Capital Expenditures; (f) the payment of the Purchase Amount (as defined in the Tilton Lease) in respect of the Tilton Lease, permitted by Section 7.02(o), and any direct purchase of assets subject to the Tilton Lease, shall not be included in Capital Expenditures but only to the extent the aggregate amount of such payments and purchases does not exceed $81,000,000 plus any fees and expenses paid in connection therewith; (g) the payment of any purchase price in respect of the Riverside Facility, permitted by Section 7.02(p), and any direct purchase of assets subject to the Riverside Facility, shall not be included in Capital Expenditures but only to the extent the aggregate amount of such payments and purchases does not exceed $190,000,000 plus any fees and expenses paid in connection therewith; and (h) any investment in or acquisition of Replacement Assets permitted under Section 2.04(b)(ii) or Section 7.05(b)(ii) shall not be included in Capital Expenditures.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock:

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock:

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Collateral Account” means a blocked deposit account at Bank One (or another commercial bank which has executed a control agreement in accordance with the provisions of the Collateral Documents) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner satisfactory to the Collateral Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of any L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations and/or the Revolving Credit Commitments, pursuant to Section 2.04(b)(iii), cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agents, the Collateral Agent and such L/C Issuer. Derivatives of such term (including the term “Cash Collateral”) have corresponding meanings.

“Cash Equivalents” means:

(a) Dollars;

(b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(c) certificates of deposit, demand deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CH Lease” means the facility leases contemplated by the Participation Agreement dated as of May 1, 2001 among Dynegy Roseton, L.L.C., Roseton OL LLC, Wilmington Trust Company, as lessor manager, Roseton OP LLC, and JPMorgan Chase Bank, as trustee and by the Participation Agreement dated as of May 1, 2001 among Dynegy Danskammer, L.L.C., Danskammer OL LLC, Wilmington Trust Company, as lessor manager, Danskammer OP LLC, and JPMorgan Chase Bank, as trustee.

“Change of Control” means, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) ChevronTexaco and its Affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) individuals who are Continuing Directors of the Parent Guarantor shall not constitute a majority of the board of directors of the Parent Guarantor; or

(c) the Parent Guarantor shall cease to own (directly or indirectly) 100% of the Equity Interests of the Borrower.

“ChevronTexaco” means ChevronTexaco Corporation, a Delaware corporation.

“Chevron USA” means Chevron U.S.A., Inc., a Pennsylvania corporation.

“Citibank” means Citibank, N.A.

“Claims” shall have the meaning specified in Section 11.05.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral” means all of the “Collateral” defined in the Collateral Documents.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders under the Loan Documents.

“Collateral Documents” means, collectively, the Shared Security Agreement, the Collateral Trust Agreement, the Mortgages, the Mortgage Supplements, the Non-Shared Security Agreement, each of the mortgages, collateral assignments, Shared Security Agreement Supplements, Non-Shared Security Agreement Supplements, the First Preferred Fleet Mortgage (as defined in the Shared Security Agreement), security agreements, pledge agreements or other similar agreements delivered to the Administrative Agents, the Collateral Agent and the Lenders pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Trustees or the Collateral Agent, for the benefit of the applicable Secured Parties.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of April 1, 2003, among the Parent Guarantor, the Borrower, the other grantors signatory thereto and the Collateral Trustees (a copy of which as originally executed is attached as Exhibit E-3).

“Collateral Trustees” means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee, and John M. Beeson, Jr., an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee, in each case together with any successor trustee appointed pursuant to the Collateral Trust Agreement.

“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Secured Indebtedness” means, as of any date of determination and without duplication, for the Parent Group on a consolidated basis, the sum of (a) the outstanding principal amount of (i) all secured obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and (ii) all secured obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all secured direct payment obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments, (c) all secured accounts payable to pay the deferred purchase price of property or services incurred after the date hereof that in the aggregate, are greater than $20,000,000, more than 90 days past due, and not being contested in good faith, (d) all Capital Lease Obligations and secured Attributable Indebtedness, in each case in respect of obligations of the type described in clauses (a) and (b)(ii) of the definition of “Off-Balance Sheet Obligations”, (e) all secured Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor, and (f) all secured Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor (other than a Restricted Subsidiary of the Parent Guarantor (a “Special Sub”) that owns only its interests in such partnership or joint venture (and such partnership or joint venture is not itself a Loan Party)) is a general partner, managing member or joint venturer, except to the extent such Indebtedness is non-recourse to the Parent Guarantor or such Subsidiary (other than through a Lien on such Subsidiary’s interest in such partnership or joint venture (a “JV Lien”)), in each case that is outstanding on such date to the extent it is secured by a Lien on any property of any member of the Parent Group (other than a JV Lien and a Lien on the Equity Interests of a Special Sub) at such time; provided that there shall be excluded from “Consolidated Secured Indebtedness” (i) any Excluded Obligation, (ii) any obligations with respect to Equity Interests (whether or not recorded as a liability under GAAP), (iii) any contingent reimbursement obligation arising under a Letter of Credit to the extent such reimbursement obligation has been Cash Collateralized, (iv) any completion guaranties or similar guaranties that a project perform as planned, (v) Indebtedness among or between the Parent Guarantor and/or any of its Subsidiaries, (vi) any items relating to Discontinued Business Operations, (vii) amounts owing under Permitted Contracts or Netting Agreements and (viii) any loans from an insurance company or insurance premium finance company solely for the purpose of financing all or any portion of the premium on any insurance policy maintained by the Parent Guarantor or its Subsidiaries, but only to the extent such loans are consistent with past practice.

“Continuing Directors” means (a) members of the board of directors of the Parent Guarantor on the Closing Date and (b) other persons nominated or elected to the board of directors of the Parent Guarantor with the approval of a majority of the directors who were members of the board of directors at the time of such election or nomination or with the approval of Chevron USA.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” means Net Proceeds of Asset Sales that were offered to the Lenders as a prepayment of Loans and reduction of Revolving Credit Commitments pursuant to Section 2.04(b)(iv), which offer of prepayment was declined by the applicable Lenders.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would become an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans under the Revolving Credit Facility plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to any Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy, liquidation or insolvency proceeding.

“Designated Assets” means the Capital Stock or assets of (a) IPC, (b) Electric Energy, Inc., (c) Oyster Creek Limited, (d) Michigan Power Limited Partnership and Michigan Power Holdings, Inc., (e) Commonwealth Atlantic Limited Partnership and (f) Hartwell Independent Power Partners, Inc., Hart County IPP, Inc. and Hartwell Power Company.

“Disclosed Litigation” means actions, suits, proceedings, claims or disputes pending, in arbitration or before any Governmental Authority by or against the Parent Guarantor or any of its Subsidiaries or against any of their properties, as disclosed in any Public Disclosure.

“Discontinued Business Operations” means, with respect to the Parent Group, the results of operations and any charges, fees, penalties, costs or impairments associated with (a) lines of business or assets that were wound down, discontinued, sold, transferred, or otherwise disposed of, or were under contract to be sold, transferred, or otherwise disposed of, by the Parent Guarantor or any of its Subsidiaries on or prior to the Closing Date, including those associated with Dynegy Global Liquids, Inc., Northern Natural Gas Company, NNGC Holding Company, Inc., MCTJ Holding Co. LLC, Dynegy Onshore Processing UK Limited, Dynegy Storage Limited, Dynegy Offshore UK Limited, Dynegy Canada Gas Marketing Ltd., the Hackberry LNG Facility, the Indian Basin Plant and the related gathering system and related facilities, IGC Jamaica Partnership, LLC, Plantas Eolicas S. de R.L. and Dynegy Communications Clearinghouse, Inc. and their respective Subsidiaries, (b) lines of business or assets that are being wound down, discontinued, sold, transferred, or otherwise disposed of in connection with Third Party Risk Management or those associated with Dynegy Communications Clearinghouse, Inc. and its respective Subsidiaries, or (c) any Tolling Agreement, including the termination, sale, transfer, disposal, or restructuring thereof.

“Discontinued Foreign Subsidiaries” has the meaning specified in Section 5.13(c).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Term Loan Maturity Date.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless either (a) such repurchase or redemption complies with Section 7.06 or (b) the issuer of such Capital Stock, to the extent required, has first complied with Section 7.05. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DMG” means Dynegy Midwest Generation, Inc., an Illinois corporation.

“Dollar” and “$” each mean lawful money of the United States.

“Dollar Equivalent” means on any day (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the amount of Dollars into which such amount may be converted at the spot rate at which Dollars are offered to the Payment Agent in New York, New York for the Alternative Currency in which such amount is denominated at approximately 11:00 a.m. (New York time) on such day or if such day is not a Business Day, on the immediately preceding Business Day.

“Dormant Subsidiaries” has the meaning specified in Section 5.13(b).

“Draw Amount” means, with respect to any Letter of Credit, the amount necessary to settle the obligations of any L/C Issuer under any draft or demand made under such Letter of Credit.

“Early Maturity DHI Bonds” means Indebtedness specified under the 1995 Indenture and the 1996 Indenture which has a scheduled maturity date as of the Closing Date in 2005 and 2006.

“EBITDA” means, at any date of determination, without duplication for the Parent Group on a consolidated basis, in accordance with GAAP, and for the applicable Measurement Period: (a) operating income (loss) exclusive of depreciation and amortization expense, plus (b) the sum of (i) income (or losses) from unconsolidated investments, (ii) income (or losses) from discontinued operations and (iii) other income, minus (c) the sum of (i) other expenses and (ii) minority interests; provided that the calculation of EBITDA shall specifically exclude: (1) any results of operations relating to any Discontinued Business Operations, (2) any amounts paid, incurred or reserved in connection with any of the Disclosed Litigation (including settlement payments, payment of any judgment, or expenditures made to comply with any settlement, or order judgment, excluding any costs and expenses of outside legal counsel to the Parent Group, in each case associated with such Disclosed Litigation), (3) interest income on cash and marketable securities, (4) interest expense, (5) gains (or losses) on the disposition of assets or lines of business not in the ordinary course of business, (6) gains (or losses) on the repurchase or extinguishment of debt or preferred stock, (7) interest on preferred dividends and/or any dividends that are paid or that accrue, accumulate or are deemed to accrue or accumulate on preferred stock (including the 2003 Convertible Preferred Stock and the capital securities issued in an aggregate amount of $200,000,000 by NGC Corporation Capital Trust I), (8) income tax expense, (9) cumulative effects of changes in accounting principles, (10) any impairment, abandonment, restructuring or non-cash expense, (11) expenses related to stock options granted to employees or directors or pension plans, (12) extraordinary and non-recurring gains (or losses), (13) the impact of any impairment, abandonment, restructuring or other non-recurring and non-cash expense, or any other item identified in clause (1), (2), (5), (6), (7), (9), (10), (11) or (12) above also recognized by any unconsolidated investment and (14) any termination payment or crediting of a progress payment made (or in the case of a progress payment, credited) solely in connection with the cancellation of contracts of the Parent Guarantor or any of its Restricted Subsidiaries existing prior to or as of the Closing Date for the purchase of power generation turbines but only to the extent the aggregate amount of such payments does not exceed $50,000,000.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, by or with any Person, relating in any way to any Environmental Law, Environmental Permit or Hazardous Material, or arising from actual or alleged injury or threat of injury to the environment or public health.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, or enforceable policy or guidance relating to pollution or protection of the environment, health or safety as such relates to exposure to Hazardous Materials, or natural resource damages, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, actual or alleged release or discharge of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, attorney’s fees, penalties or indemnities), of the Parent Guarantor, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, without duplication, all of the shares of Capital Stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that none of the (i) 2003 Convertible Securities, (ii) any Permitted Refinancing Indebtedness with respect to the 2003 Convertible Securities, and (iii) any profit sharing or other employee benefit arrangements shall be “Equity Interests” for purposes of the Loan Documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of the controlled group of any Loan Party or under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the application for a minimum funding waiver with respect to a Pension Plan; (c) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification received by any Loan Party or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041 A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Euro” means the lawful currency of the member states of the European Union that participate in the euro.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the FRB or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate” means for any Interest Period with respect to any Eurodollar Rate Loan:

(a) the rate per annum equal to the rate determined by the Payment Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Payment Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Payment Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 minus Eurocurrency Reserve Requirements

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Obligations” means (a) all obligations under the CH Lease and the Tilton Lease, (b) all obligations under the Tolling Agreements, and (c) any other obligations existing as of the Closing Date to the extent such other obligations (i) were not included on the balance sheet of the Parent Guarantor as indebtedness at the time such other obligation was entered into and (ii) were subsequently recharacterized for accounting purposes as indebtedness.

“Excluded Subsidiaries” means IPC, Dynegy Communications Clearinghouse, Inc. and their respective Subsidiaries.

“Exempt Proceeds” means (a) Net Proceeds of any sale or disposition of Basket Assets (other than Designated Assets), (b) Net Proceeds of any sale or disposition of Designated Assets and (c) Declined Proceeds.

“Existing DHI Credit Agreement” has the meaning specified in the Preliminary Statements.

“Existing Letters of Credit” means the letters of credit listed on Schedule 2.03.

“Facility” means the Term Facility, the Revolving Credit Facility or the L/C Sublimit, as the context may require.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Person required to make such determination.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Payment Agent.

“Foreign Lender” has the meaning specified in Section 11.15(a)(i).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 11.07(g).

“Guarantee” means, as to any Person (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt, obligations of such Person to provide capital under a Capital Commitment. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantors” means, collectively, the Parent Guarantor and the Subsidiary Guarantors.

“Guaranty” means, collectively, the Guaranty made by the Guarantors as set forth in Article X together with each Guaranty Supplement delivered pursuant to Section 6.12.

“Guaranty Supplement” has the meaning specified in Section 10.05.

“Havana Advance” means certain payments to be made to DMG from The Burlington Northern and Santa Fe Railway Company (“BNSF”) if DMG elects to convert its Havana Power Station to burn coal from Wyoming and/or Montana, which amounts, if advanced, will be repaid to BNSF through an increased rate applicable to shipments of coal transported by BNSF to DMG.

“Hazardous Materials” means all explosive substances or wastes, radioactive substances or wastes that exceed any health-based radiation standards provided in any Environmental Law, and any other substances or wastes that are designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and any petroleum or petroleum distillates that, with respect to any such petroleum or petroleum distillates, (a) are actually or allegedly handled, generated, used, stored, disposed, transported or treated in violation of or in noncompliance with any Environmental Law, (b) have been, or are threatened to be, released, spilled, discharged or emitted into the environment in violation of or in noncompliance with any Environmental Law or (c) are the subject matter of any Environmental Action.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Honor Date” means the date of any payment by any L/C Issuer under a Letter of Credit.

“ICC” has the meaning specified in Section 2.03(h).

“Illinova” means Illinova Corporation, an Illinois corporation.

“Illinova Asset Sale” means a sale of the Capital Stock of, or all or substantially all of the assets of, Illinova or IPC.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person to reimburse any letter of credit issuer or other Person in respect of amounts paid under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all accounts payable of such Person to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business);

(d) all Capital Lease Obligations

(e) all Off-Balance Sheet Obligations;

(f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash (whether dividends, interest or otherwise) prior to the Term Loan Maturity Date in respect of any Equity Interests in such Person or any other Person (other than the Proportionately Consolidated Interests) or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness described in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is non-recourse to such Person (other than through a JV Lien or on Equity Interests of a Special Sub) or the only assets of such Person are its interests in such partnership or joint venture, and such partnership or joint venture itself is not a Loan Party, (ii) exclude any Excluded Obligation and (iii) exclude any loans from an insurance company or an insurance premium finance company to finance all or any portion of the premium on any insurance policy maintained by the Parent Guarantor or any of its Subsidiaries, but only to the extent consistent with past practice. The amount of any obligation of the type described in clauses (a) and (b)(ii) of the definition of “Off-Balance Sheet Obligations” as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning specified in Section 9.07.

“Indemnitees” has the meaning specified in Section 11.05.

“Indenture Lien Basket” means, at any time, an amount equal to 15% of Net Tangible Assets (as defined in, and calculated in accordance with, the provisions of the 1996 Indenture).

“Indentures” means (a) the 1995 Indenture, (b) the 1996 Indenture and (c) the 2003 Second Lien Indenture.

“Initial Financial Statements” means (a) the audited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the fiscal year ended December 31, 2003 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year then ended and (b) the unaudited consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2004 and the related consolidated statements of income or operations and cash flows for the portion of the Parent Guarantor’s fiscal year then ended.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each calendar quarter and the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, (c) as to any Loan under the Revolving Credit Facility, the Revolving Credit Termination Date and (d) as to any Loan under the Term Facility, the Term Loan Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such

Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period under the Revolving Credit Facility shall extend beyond the Revolving Credit Termination Date; and

(d) no Interest Period under the Term Facility shall extend beyond the Term Loan Maturity Date.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or Illinova or any of their respective Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower or Illinova, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower or Illinova, as the case may be, then the Borrower or Illinova shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Borrower’s or Illinova’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 7.06(a). The acquisition by the Borrower or Illinova or any of their respective Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Borrower, Illinova or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 7.06(a). Except as otherwise provided in this Agreement, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“IPC” means Illinois Power Company, an Illinois corporation.

“IP Intercompany Note” means that certain promissory note dated as of September 30, 2000 made by the Parent Guarantor to Illinova, as payee, as renewed, refunded, replaced, restructured, or refinanced; provided that such note is between the Parent Guarantor and Illinova at all times.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“JPMCB” means JPMorgan Chase Bank.

“Junior Indebtedness” means (a) any Subordinated Indebtedness and (b) any Indebtedness permitted under Section 7.03(b)(xv).

“Junior Lien” means a Lien granted to the Junior Lien Collateral Trustee upon any property of the Borrower or any other Loan Party to secure Junior Lien Obligations.

“Junior Lien Collateral Trustee” means (a) Wells Fargo Bank, National Association (formerly known as Wells Fargo Bank Minnesota, N.A.), as collateral trustee under the 2003 Second Lien Indenture, and any successor trustee thereto, in the capacity as the holder of Liens (as defined in the 2003 Second Lien Indenture) granted pursuant to the Security Documents (as defined in the 2003 Second Lien

Indenture) and (b) after transfer of the Note Liens (as defined in the 2003 Second Lien Indenture) to the Joint Collateral Agent (as defined in the 2003 Second Lien Indenture) pursuant to Section 12.02 of the 2003 Second Lien Indenture, the Joint Collateral Agent.

“Junior Lien Debt” means (a) the 2003 Second Lien Notes and (b) any other Indebtedness that is permitted to be incurred under this Agreement and to be secured by Junior Liens.

“Junior Lien Obligations” means Junior Lien Debt and all other obligations in respect thereof.

“JV Lien” has the meaning specified in the definition of “Consolidated Secured Indebtedness”.

“Late Maturity DHI Bonds” means Indebtedness specified under the 1995 Indenture and the 1996 Indenture which has a scheduled maturity date as of the Closing Date on and after January 1, 2007.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority (other than any such agreements which are entered into in respect of a commercial transaction).

“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America, N.A., Citibank, JPMCB and Bank One, each in its capacity as issuer of Letters of Credit hereunder, any successor issuer of Letters of Credit hereunder or any other Revolving Credit Lender that agrees, upon the request of the Borrower, to become an L/C Issuer and to issue Letters of Credit hereunder on the terms and conditions set forth herein. As used herein with respect to any Letter of Credit, the term “L/C Issuer” shall refer to the L/C Issuer of such Letter of Credit.

“L/C Obligations” means, as at any date of determination, the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“L/C Sublimit” means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders.

“Lender” means each Person listed on Schedule 2.01 that has executed and delivered this Agreement or a Lender Addendum and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context other requires, the term “Lender” includes each L/C Issuer.

“Lender Addendum” means, with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed by such Lender on the Closing Date as provided in Section 11.21.

“Lenders’ Portion” means, with respect to the Net Proceeds from any Asset Sale that results in a mandatory prepayment under Section 2.04(b), (a) in the case of any Asset Sale of property that does not constitute Collateral owned by the Borrower or any of its Subsidiaries, 100% of such Net Proceeds, (b) in the case of any Asset Sale of property that constitutes Collateral owned by the Borrower or any of its Subsidiaries prior to payment in full of the Loans and all other amounts owing under the Loan Documents and the expiration of the Letters of Credit and termination of this Agreement, a fraction the numerator of which is equal to the Aggregate Credit Exposure at such time and the denominator of which is equal to the sum of (i) the Aggregate Credit Exposure at such time, plus (ii) the aggregate principal (or equivalent) amount outstanding at such time under the Riverside Facility, plus (iii) the aggregate principal (or equivalent) amount outstanding at such time under the Alpha Facility Amount and (c) in all other cases, 100% of such Net Proceeds. For purposes of calculating the amount set forth in clause (b) above, the Payment Agent shall request the agent under each of the Alpha Facility and the Riverside Facility to deliver to the Payment Agent a detailed calculation of the aggregate amount of the obligations that are similar in nature to principal amounts thereunder and the Payment Agent shall provide copies of the same to each of the Lenders promptly following receipt thereof.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower, the Payment Agent and the Administrative Agents.

“Letter of Credit” means (a) any Existing Letter of Credit and (b) any other letter of credit issued under the Revolving Credit Facility after the date hereof. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means a request or application for the issuance or amendment of a Letter of Credit in such form as may from time to time be satisfactory to the relevant L/C Issuer and signed by, or otherwise authenticated (pursuant to a computer system utilizing the internet, any other electronic system or any other means satisfactory to such L/C Issuer) in a manner satisfactory to such L/C Issuer as having been transmitted by, a Responsible Officer of the Borrower, including, without limitation, any such request or application transmitted to such L/C Issuer by facsimile, email, a computerized system utilizing the internet or any other electronic means satisfactory to such L/C Issuer; provided that, contemporaneously with any such transmission to such L/C Issuer, the Payment Agent receives substantially the same information as is included in the request or application delivered to such L/C Issuer by such means (including, without limitation, facsimile, e-mail, a computerized system utilizing the internet or any other electronic means satisfactory to the Payment Agent) as may be from time to time be satisfactory to the Payment Agent.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Credit Termination Date.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that, in each case, has the practical effect of creating a security interest, in respect of such asset; provided that there shall be excluded from “Liens”: (a) set-off or netting rights granted by the Parent Guarantor or any of its

Subsidiaries pursuant to a Permitted Contract, a Hedging Obligation or a Netting Agreement solely in respect of amounts owing under such agreements and (b) obligations with respect to the acquisition or sale or disposition of interests in Proportionately Consolidated Interests, provided that in the case of this clause (b) such Liens result solely from variances from prior periods in the volumes of natural gas processed or the volumes of natural gas liquids produced pursuant to the applicable construction or operation agreement. For the purposes of this Agreement, the Parent Guarantor or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidity” means, at any date of determination, cash and Cash Equivalents held by the Parent Group (free and clear of all Liens other than Liens created under the Collateral Documents or permitted to be incurred pursuant to Section 7.01) plus the aggregate unused Revolving Credit Commitments (but only to the extent that after giving effect to a Borrowing thereunder, the Parent Guarantor would be in compliance with the provisions of Section 7.11(a), and giving effect to the aggregate unused Revolving Credit Commitments used to determine “Liquidity”).

“Loan” means a Term Loan or a Revolving Credit Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) each Letter of Credit Application.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material adverse change in the rights and remedies of any Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of the Loan Parties to perform their obligations under the Loan Documents, taken as a whole; or (c) a material adverse change in the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of the Loan Documents, taken as a whole.

“Material Subsidiary” means any Restricted Subsidiary that, on any date of determination, directly or indirectly holds assets (other than any intercompany debt owed by the Parent Guarantor or any of its Subsidiaries) with a Fair Market Value of at least $50,000,000. Notwithstanding the foregoing, any Restricted Subsidiary that directly or indirectly guarantees or otherwise provides direct credit support for any other Indebtedness of the Parent Guarantor or its Restricted Subsidiaries will be considered a Material Subsidiary.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Guarantor ending on or prior to such date.

“Midstream Business” means the Principal Property.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgages” means each deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust listed on Schedule I in effect on the Closing Date, and each other deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust, in substantially the form of

Exhibit F-1 or Exhibit F-2, delivered by a Non-Shared Grantor or a Shared Grantor that is a Mortgagor pursuant to Section 6.13.

“Mortgage Policies” means fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or, in the case of properties located in the State of Texas, fully paid Mortgage Policies of Title Insurance in the form prescribed by the Texas Board of Insurance.

“Mortgage Supplements” has the meaning specified in Section 4.01(a)(iv).

“Mortgagor” means those Subsidiaries of the Borrower listed on Schedule I, or any Subsidiary of the Borrower that executes and delivers a Mortgage pursuant to Section 6.13.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means the aggregate cash proceeds received by the Borrower or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) or Recovery Event, net of (a) the direct costs relating thereto, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of any Asset Sale, (b) in the case of any Asset Sale, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions, any tax sharing arrangements and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (c) the amount of any Indebtedness required to be repaid in connection with any Asset Sale, and (d) at any time that the 2003 Junior Unsecured Subordinated Notes are outstanding and require a prepayment from any Asset Sale, the aggregate amount required to be prepaid under the terms of the 2003 Junior Unsecured Subordinated Notes from such Asset Sale. In the case of any non-wholly owned Restricted Subsidiary of the Borrower, “Net Proceeds” shall be net of any payments required to be made to any minority interest holder in such Restricted Subsidiary that is not a Restricted Subsidiary of the Borrower from the proceeds of any Asset Sale or Recovery Event by such Restricted Subsidiary.

“Netting Agreement” means a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement, or other similar document related to any master netting agreement (in each case entered into in the ordinary course of business) or any Permitted Contract.

“Non-Recourse Debt” means Indebtedness (a) as to which neither the Parent Guarantor nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Parent Guarantor or any of its Restricted Subsidiaries.

“Nonrenewal Notice Date” means, for any Letter of Credit, a day (to be agreed upon at the time such Letter of Credit is issued) before which the relevant L/C Issuer may prevent the renewal of such Letter of Credit.

“Non-Shared Grantors” means the Parent Guarantor and its Restricted Subsidiaries (other than the Borrower and its Subsidiaries).

“Non-Shared Mortgages” means each deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust listed as “Non-Shared Mortgages” on Schedule I in effect on the Closing Date, and each other deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust, in substantially the form of Exhibit F-1 or Exhibit F-2, delivered by a Non-Shared Grantor that is a Mortgagor pursuant to Section 6.13.

“Non-Shared Secured Obligations” means (a) all obligations of the Loan Parties now or hereafter existing under the Loan Documents and (b) all ACH Obligations.

“Non-Shared Secured Parties” means the Agents, the L/C Issuers, the Lenders and all Lenders to which ACH Obligations are owed.

“Non-Shared Security Agreement” means the Non-Shared Security Agreement, dated as of April 1, 2003, among the Parent Guarantor, the grantors signatory thereto and the Collateral Agent (as successor to Bank One), as collateral agent (a copy of which as originally executed is attached as Exhibit E-2), together with each other security agreement and security agreement supplement delivered by the Non-Shared Grantors pursuant to Section 6.12.

“Non-Shared Security Agreement Supplement” has the meaning specified in the Non-Shared Security Agreement.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, prepayment premium, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Off-Balance Sheet Obligations” means, as to any Person at a particular time, without duplication of any clause within this definition or within the definition of “Indebtedness”, all (a) obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”); (b) (i) obligations of such Person under the CH Lease, (ii) other similar leveraged lease arrangements receiving similar accounting and tax treatment to the CH Lease (i.e., a “leveraged lease”) and (iii) transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests or, to the extent the same does not exceed $20,000,000 in the aggregate, the Havana Advance); (c) net cash payment obligations of such Person with respect to any forward sale contract for a commodity with respect to which the Borrower or any of its Subsidiaries has received a prepayment by a counterparty thereto; provided that “Off-Balance Sheet Obligations” shall exclude forward sales contracts that are entered into in the ordinary course of the Parent Guarantor or any of its Subsidiary’s trading, power generation or natural gas liquids businesses and not intended to function primarily as a borrowing of funds; and (d) other transactions entered into by such Person that are not otherwise addressed in the definition of “Indebtedness” or “Off-Balance Sheet Obligations” that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing); provided that “Off-Balance Sheet Obligations” shall exclude (i) any completion or performance guaranties (or similar guaranties that a project or a Subsidiary perform as planned) or (ii) any lease entered into in the ordinary course of such Person’s business that is not intended primarily as a borrowing of funds, including leases of office equipment, office space, vehicles, barges, tugs, railcars, or copy machines or equipment normally leased in the operation of the business of the Parent Guarantor or its Subsidiaries (or any extension, renewals, or similar replacement of any of the foregoing items (i) and (ii)).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date, (b) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent Group” means the Parent Guarantor and all of its Restricted Subsidiaries.

“Parent Guarantor” means Dynegy Inc., an Illinois corporation.

“Parent Information” has the meaning specified in Section 11.08.

“Parents” means the Parent Guarantor and BG Holdings, Inc.

“Parity Lien” means a Lien on any property which is Collateral that secures obligations equally and ratably with the Liens securing the Obligations.

“Parity Lien Cap” means an aggregate amount equal to the Indebtedness outstanding under this Agreement, the Alpha Facility, the Riverside Facility (or any Permitted Refinancing Indebtedness thereof), but in no event exceeding (a) prior to the Alpha Facility being repaid in full, $1,490,000,000 plus the amount of the Alpha Facility and (b) thereafter, $1,490,000,000, which amount shall be permanently reduced from time to time by an amount equal to the aggregate amount of all Net Proceeds from Asset Sales in excess of the first $250,000,000 of such Net Proceeds that are applied by the Borrower or any Restricted Subsidiary since the Closing Date to repay any Parity Lien Debt and, if to repay any revolving credit Indebtedness thereunder, to effect a corresponding permanent commitment reduction thereunder. For purposes of this definition, (a) any interest, penalties, premiums, fees, costs, expenses or other obligations in respect of any Parity Lien Debt shall not be subject to the cap, (b) all letters of credit shall be valued at face amount, whether or not drawn and (c) any Indebtedness outstanding under Hedging Obligations and ACH Obligations shall be disregarded in calculating the total Parity Liens at any time outstanding.

“Parity Lien Debt” means Indebtedness under (a) this Agreement, (b) the Alpha Facility, (c) the Riverside Facility or (d) any Permitted Refinancing Indebtedness of any of the foregoing (other than the Alpha Facility) but only if on or before the day on which such Indebtedness is incurred by the Borrower or any of its Restricted Subsidiaries such Indebtedness is designated by the Borrower, in an officer’s certificate delivered to the Administrative Agents on or before such date, as Parity Lien Debt for the purposes of this Agreement.

“Participant” has the meaning specified in Section 11.07(d).

“Payment Agent” means Citicorp USA, Inc., in its capacity as payment agent for the Lenders under the Loan Documents.

“Payment Agent’s Office” means the Payment Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Payment Agent may from time to time notify the Borrower, the other Agents and the Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Business” means the business substantially similar to the lines of business conducted by the Borrower and its Restricted Subsidiaries as of the date of this Agreement or any business or activity that is reasonably related, ancillary or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Contract” has the meaning specified in Section 7.01(p).

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Payments to Parents” means, without duplication as to amounts, (a) payments to the Parents to permit the Parents to pay their operating costs and expenses in the ordinary course consistent as to scope, character and amount with past practices and otherwise maintain their existence, including, without limitation, all reasonable accounting, general corporate overhead, legal and administrative expenses, directors’ fees and expenses and SEC filing fees, of the Parents when due; and (b) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with the Parents, payments to the Parents in respect of an allocable portion of the tax liabilities of such group that is attributable to the Borrower and its Subsidiaries (“Tax Payments”); provided that (i) the Tax Payments shall not exceed the lesser of (A) the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and its Subsidiaries from other taxable years and (B) the net amount of the relevant tax that the Parents actually owe to the appropriate taxing authority, and (ii) any Tax Payments received from the Borrower shall be paid over to the appropriate taxing authority within 30 days of the Parents’ receipt of such Tax Payments or refunded to the Borrower.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, or discharge other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that is permitted pursuant to Section 7.03; provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded;

(c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded;

(d) such Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded;

(e) if incurred by the Borrower, such Indebtedness may be guaranteed by the Guarantors;

(f) partial refinancings of the Facilities will be limited to refinancings in whole of the Revolving Credit Facility; and

(g) any refinancing of the Revolving Credit Facility prior to the date which is one year prior to the Revolving Credit Termination Date shall contain covenants and events of default which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be substantially the same as the covenants and events of default applicable to the Facilities.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Post-Petition Interest” has the meaning specified in Section 10.06(b).

“Pounds Sterling” and “£” each mean lawful money of the United Kingdom.

“Prepayment Option Notice” has the meaning specified in Section 2.04(b)(iv).

“Principal Property” means (a) “Principal Property” (as defined in the 1996 Indenture), (b) any shares of stock or other equity interests in a “Principal Subsidiary” (as defined in the 1996 Indenture) and (c) indebtedness of any “Principal Subsidiary” (as so defined) owing to the Borrower or any of its Subsidiaries.

“Principal Property Secured Term Indebtedness” means at any time the aggregate principal (or similar) amount outstanding at such time under the (i) Alpha Facility, (ii) the Riverside Facility and (iii) the Term Loans (or a portion of the Term Loans to the extent the aggregate amount of the Alpha Facility, the Riverside Facility and the Term Loans, or such portion of the Term Loans, does not violate section 10.06(b) of the 1996 Indenture).

“Proportionately Consolidated Interest” means undivided ownership interests in plants and/or gathering systems that are (a) co-owned with others and (b) are consolidated on a proportional basis in the Parent Guarantor’s financial information.

“Pro Rata Share” means, with respect to each Lender and with respect to any Facility at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), (a) with respect to the Revolving Credit Facility, the numerator of which is the amount of the Revolving Credit Commitment of the relevant Revolving Credit Lender (or, in the case of the L/C Sublimit, the amount of such Revolving Credit Lender’s obligation to participate therein) at such time and the denominator of which is the aggregate Revolving Credit Commitments (or, in the case of the L/C Sublimit, the aggregate amount of the Revolving Credit Lenders’ obligations to participate therein) at such time; provided that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of any L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Pro Rata Share of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof and (b) with respect to the Term Facility, the numerator of which is the outstanding principal amount of the Term Loans of the relevant Term Lender at such time and the denominator of which is the aggregate outstanding principal amount of the Term Loans at such time.

“Public Disclosure” means the Parent Guarantor’s and the Borrower’s most recent annual report, Form 10-K for the most recently completed fiscal year, each quarterly report on Form 10-Q or any current reports on Form 8-K (or similar reports filed on successor forms) filed since the initial filing date of such Form 10-K, in each case filed at least 10 days prior to the date of this Agreement.

“PUHCA” has the meaning specified in Section 5.14(c).

“Real Property” means the real property owned, leased, used, operated or occupied by any of the Borrower or any of its Restricted Subsidiaries on the date hereof.

“Recovery Event” means any settlement of or payment in excess of $10,000,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries.

“Register” has the meaning specified in Section 11.07(c).

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.04(b)(i) as a result of the delivery of a Reinvestment Notice to the Administrative Agents.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer of the Borrower to the effect that (a) no Event of Default has occurred and is continuing and (b) the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of a Asset Sale or Recovery Event to acquire or repair assets useful in its Permitted Business or make any Investments permitted under Section 7.02.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s Permitted Business or make any Investments permitted under Section 7.02.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business or make any Investments permitted under Section 7.02 with all or any portion of the relevant Reinvestment Deferred Amount.

“Replacement Assets” means (a) any property or capital assets (other than Indebtedness and Capital Stock) to be used by the Parent Guarantor or any of its Restricted Subsidiaries in a Permitted Business or any improvement to any property or capital assets that are used by the Parent Guarantor or any of its Restricted Subsidiaries in a Permitted Business; (b) Capital Stock of a Person that is a Restricted Subsidiary of the Parent Guarantor or that becomes a Restricted Subsidiary of the Parent Guarantor as a result of the acquisition of such Capital Stock by the Parent Guarantor or another Restricted Subsidiary (including by means of merger, consolidation or other business combination permitted under this Agreement); or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Parent Guarantor; provided that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to a L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, senior vice president or any vice president of finance of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Asset” means an asset that is subject (or the owner of which is subject) to a legal or contractual restriction that prevents the owner from subjecting such asset to a Collateral Document.

“Restricted Payment” means any of the following:

(a) any dividend or other payment or distribution on account of the Borrower’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower) or to the direct or indirect holders of the Borrower’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower);

(b) any purchase, redemption, or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by any Person (other than a Restricted Subsidiary of the Borrower); or

(c) any payment on or with respect to, or any purchase, redemption, defeasance, or other acquisition or retirement for value of any Indebtedness of the Borrower or any Restricted Subsidiary that is contractually subordinated to the Obligations (excluding any intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries and excluding the purchase, repurchase, or other acquisition of any Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity, in each case due within one year of the date of acquisition), except a payment of interest or principal at the Stated Maturity thereof;

provided that, for clarification, no payment or transfer to a Restricted Subsidiary shall be a Restricted Payment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. As of the Closing Date, (a) all of the Borrower’s Subsidiaries shall be deemed to be Restricted Subsidiaries, (b) the Restricted Subsidiaries of the Parent Guarantor shall be deemed to be

(i) the Borrower and its Restricted Subsidiaries, (ii) Illinova and its Restricted Subsidiaries and (iii) BG Holdings, Inc., a Delaware corporation, and (c) the Restricted Subsidiaries of Illinova shall be deemed to be all Subsidiaries of Illinova other than IPC and its Subsidiaries.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations, in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Revolving Credit Commitments is $700,000,000.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” means a loan by a Revolving Credit Lender to the Borrower under Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender, in substantially the form of Exhibit B-2, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Credit Reduction Amount” has the meaning specified in Section 2.04(b)(iv).

“Revolving Credit Termination Date” means the earlier of (a) May 28, 2007 and (b) the date of termination in whole of the Revolving Credit Commitments and the L/C Sublimit pursuant to Section 2.05 or 8.02.

“Riverside Facility” means that certain Participation Agreement, dated March 10, 2000, among Riverside Generating Company, L.L.C., as the lessee and construction agent, Dynegy Holdings Inc., as guarantor, Lawrence County Riverside Trust 2000, as the lessor, Atlantic Asset Securitization Corp., as tranche A lender, the Liquidity Purchasers, the tranche B lenders and the certificate holder party thereto, Commerzbank AG, New York and Grand Cayman Branches, as syndication agent, Credit Agricole Indosuez, as documentation agent, and Canadian Imperial Bank of Commerce, Bayerische Landesbank Girozentrale and KBC Bank N.V., as co-agents, and Credit Lyonnais New York Branch, as administrative agent and lead arranger and the “Operative Documents” referred to therein.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 7.01 Counterparty” has the meaning specified in Section 7.01(p).

“Secured Debt/EBITDA Ratio” means, at any date of determination, the ratio of Consolidated Secured Indebtedness at such date to consolidated EBITDA of the Parent Group for the most recently ended Measurement Period. In addition, when required to make a pro forma calculation of this ratio under this Agreement:

(i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the relevant Measurement Period or subsequent to such period and on or prior to the relevant date of determination shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the relevant Measurement Period and EBITDA and Consolidated Secured Indebtedness for such reference period shall be calculated on a pro forma basis;

(ii) the EBITDA and Consolidated Secured Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the relevant date of determination, shall be excluded;

(iii) any Person that is a Restricted Subsidiary on the relevant date of determination shall be deemed to have been a Restricted Subsidiary at all times during the relevant Measurement Period;

(iv) any Person that is not a Restricted Subsidiary on relevant date of determination shall be deemed not to have been a Restricted Subsidiary at any time during the relevant Measurement Period; and

(v) in the case of a pro forma calculation made in connection with (i) Section 7.02(c), the investment shall be given pro forma effect in the calculation of EBITDA as if it had been made on the first day of the Measurement Period and (ii) Section 7.15(i), the prepayment, redemption, repurchase, defeasance or other unscheduled payment shall be given pro forma effect in the calculation of Consolidated Secured Indebtedness as if it had been made on the first day of the Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a Responsible Officer of the Borrower. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act.

“Secured Obligations” means (a) in respect of any Collateral covered by the Shared Security Agreement and the Shared Mortgages, the Shared Secured Obligations and (b) in respect of any Collateral covered by the Non-Shared Security Agreement and the Non-Shared Mortgages, the Non-Shared Secured Obligations.

“Secured Parties” means (a) in respect of any Collateral covered by the Shared Security Agreement and the Shared Mortgages, the Shared Secured Parties and (b) in respect of any Collateral covered by the Non-Shared Security Agreement and the Non-Shared Mortgages, the Non-Shared Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended.

“Shared Collateral Documents” means the Shared Security Agreement and the Shared Mortgages.

“Shared Grantors” means the Borrower and its Restricted Subsidiaries (other than (i) those listed on Schedule II and (ii) any Restricted Subsidiary of the Parent Guarantor that is a controlled foreign corporation within the meaning of Section 957 of the Code).

“Shared Mortgages” means each deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust listed as “Shared Mortgages” on Schedule I in effect on the Closing Date, and each other deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust, in substantially the form of Exhibit F-1 or Exhibit F-2 delivered by a Shared Grantor that is a Mortgagor pursuant to Section 6.13.

“Shared Secured Obligations” means (a) the Non-Shared Secured Obligations and (b) all obligations of the Borrower now or hereafter existing under the Alpha Facility and the Riverside Facility.

“Shared Secured Parties” means (a) the Non-Shared Secured Parties and (b) the agents and lenders under each of the Alpha Facility and the Riverside Facility.

“Shared Security Agreement” means the Shared Security Agreement, dated as of April 1, 2003, among the Borrower, the other grantors signatory thereto and the Collateral Trustees (a copy of which as originally executed is attached as Exhibit E-1), together with each other security agreement and security agreement supplement delivered by the Shared Grantors pursuant to Section 6.12.

“Shared Security Agreement Supplement” has the meaning specified in Section 20(b) of the Shared Security Agreement.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities that are probable and estimatable, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, taking into account the possibility of refinancing such obligations and selling assets, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature taking into account the possibility of refinancing such obligations and selling assets and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The determination of whether a Person is “Solvent” and the facts and circumstances relevant thereto (including the amount of contingent and actual liabilities) on the applicable date shall be computed in the light of all the facts and circumstances existing at such time. For clarification, no preferred stock or Equity Interests, including any obligation to redeem preferred stock whether before or after the scheduled redemption date, shall be considered liabilities for purposes of this definition, regardless of whether they are treated as liabilities under GAAP.

“SPC” has the meaning specified in Section 11.07(g).

“Special Sub” has the meaning specified in the definition of “Consolidated Secured Indebtedness”.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of any Person which is subordinated to any other obligations of such Person.

“Subordinated Obligations” has the meaning specified in Section 10.06.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity, in each case, of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” means (a) each of the Restricted Subsidiaries of the Parent Guarantor listed on the signature pages hereof and (b) each of the Additional Subsidiary Guarantors.

“Supplemental Collateral Agent” has the meaning specified in Section 9.13.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement, together with any related schedules, and including any such obligations or liabilities thereunder.

“Taxes” has the meaning specified in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(b).

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan in a principal amount equal to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment” (or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable), as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Commitments is $600,000,000 as of the Closing Date.

“Term Facility” means, at any time, the aggregate Term Loans of all Term Lenders at such time.

“Term Lender” means, at any time, any Lender that has a Term Commitment or holds a Term Loan at such time.

“Term Loan” means a loan by a Term Lender to the Borrower under Section 2.01(a).

“Term Loan Maturity Date” means the earlier of (a) May 28, 2010 and (b) the date of termination in whole of the Term Commitments pursuant to Section 2.05 or Section 8.02; provided that in the event, on or before the date that is 180 days prior to the maturity date of the IP Intercompany Note (the “Test Date”), the IP Intercompany Note has not been repaid or refinanced in full, or extended to a maturity date not earlier than six months after the date specified in clause (a) above, then the Term Loan Maturity Date shall be the Test Date.

“Term Note” means a promissory note of the Borrower payable to any Term Lender, in substantially the form of Exhibit B-1, evidencing aggregate indebtedness of the Borrower to such Term Lender resulting the Term Loan made or held by such Term Lender.

“Term Prepayment Amount” has the meaning specified in Section 2.04(b)(iv).

“Third Party Risk Management” has the meaning specified in Section 7.16.

“Tilton Lease” means that certain Amended and Restated Participation Agreement, dated October 30, 2002, among IPC, as lessee, ABN AMRO Bank N.V. as agent lessor and the persons named on schedule I thereto and the Operative Documents referred to therein.

“Tolling Agreements” means the agreements described on Schedule III.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means each Excluded Subsidiary and any Subsidiary of the Borrower that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a Board resolution, but only to the extent that such Subsidiary:

(a) has no Indebtedness other than Non-Recourse Debt;

(b) except as permitted pursuant to Section 7.08, is not party to any agreement, contract, arrangement or understanding with the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent Guarantor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent Guarantor;

(c) is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agents by filing with the Administrative Agents a certified copy of the Board Resolution giving effect to such designation and a certificate of a Responsible Officer of the Borrower certifying that such designation complied with the preceding conditions and was permitted by Section 7.06. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and the other Loan Documents and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 7.03, the Borrower will be in default of such covenant. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted pursuant to Section 7.03; and (ii) no Default would be in existence following such designation. Upon any such designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the redesignated Subsidiary will become a Subsidiary Guarantor pursuant to and if required by Section 6.12; provided that any redesignated Restricted Subsidiary that is not a Material Subsidiary need not become a Subsidiary Guarantor until such time as it becomes a Material Subsidiary. Notwithstanding anything herein to the contrary, no designation of a Subsidiary as an Unrestricted Subsidiary shall be permitted if, after giving effect thereto (x) the sum of the total assets of all Unrestricted Subsidiaries would exceed 10% of the consolidated assets of the Borrower and its Subsidiaries and (y) the sum of the EBITDA of all Unrestricted Subsidiaries (determined for each Unrestricted Subsidiary on a unconsolidated basis in accordance with the definition of “EBITDA” as if it applied to any Subsidiary) for the most recently ended Measurement Period would exceed 10% of EBITDA of the Borrower for such period.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and shall be deemed “without limitation” wherever used.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP or in the application of GAAP would affect the computation of any financial ratio or other financial covenant set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Borrower shall negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio or covenant to preserve the original intent thereof in light of such change in (or in the application of) GAAP; provided that, until so amended, (i) such ratio or financial covenant shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Payment Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or financial covenant made before and after giving effect to such change in (or in the application of) GAAP as is reasonably necessary to demonstrate compliance (or non-compliance) with such ratio or financial covenant.

1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. References to Agreements, Laws and Persons. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. A reference to any Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions of this Agreement governing the assignment of rights and obligations under or the binding effect of any such provision of this Agreement or any other Loan Document.

1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit.

1.08. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and XI) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank in New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. The Loans.

(a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan to the Borrower on the Closing Date in an amount equal to the Term Commitment of such Term Lender. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the sum of the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this

Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Payment Agent, which may be given by telephone. Each such notice must be received by the Payment Agent not later than 11:00 a.m. (eastern time) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Payment Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower; provided that upon request by the Payment Agent, such confirmation shall be received prior to the date of the related Borrowing (but shall not be required to be received prior to the date referenced in the previous sentence had the request not been made by telephone). Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing or a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Payment Agent shall promptly notify each Lender under the applicable Facility of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Payment Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender under the applicable Facility shall make the amount of its Loan available to the Payment Agent in immediately available funds at the Payment Agent’s Office not later than 1:00 p.m. (eastern time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Payment Agent shall make all funds so received available to the Borrower in like funds as received by the Payment Agent either by (i) crediting the account of the Borrower on the books of the Person serving as the Payment Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Payment Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Payment Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Payment Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Payment Agent shall notify the Borrower and the Lenders of any change in the Payment Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Anything in this Section 2.02 to the contrary notwithstanding, the Borrower may not select the Eurodollar Rate for the initial Credit Extensions to be made hereunder on the Closing Date.

2.03. Letters of Credit.

(a) The L/C Sublimit.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuers agree, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower (it being understood and agreed that subject to the other terms herein, the Borrower may obtain for its account Letters of Credit on behalf of the Parent Guarantor or any of its Affiliates), and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings under the Revolving Credit Facility would exceed the aggregate Revolving Credit Commitments, (y) the sum of the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the L/C Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be Letters of Credit and shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the expiry date of such requested Letter of Credit would occur after the earlier of (1) the first anniversary of its date of issuance and (2) the Letter of Credit Expiration Date; provided that, notwithstanding the foregoing, any Letter of Credit issued or extended no later than 90 days prior to the Revolving Credit Termination Date may have an expiration date of up to nine months after the Revolving Credit Termination Date so long as the Borrower has provided Cash Collateral in an amount equal to the undrawn amount of such Letter of Credit on or before the date of such issuance or extension and otherwise in accordance with Section 2.03(g); or

(C) the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer.

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit in any way (whether or not such amendment increases the amount of the applicable Letter of Credit) (A) at any time on or after the Revolving Credit Termination Date, or (B) if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. In addition, and without limiting the terms of the first sentence of this Section 2.03(a)(iii), no L/C Issuer shall be under any obligation to amend any Letter of Credit to increase the amount thereof if such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof by reason of the provisions of Section 2.03(a)(i), Section 2.03(a)(ii), Section 4.02 or otherwise.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the relevant L/C Issuer (with a copy to the Payment Agent) in the form of a Letter of Credit Application. Such Letter of Credit Application must be received by such L/C Issuer and the Payment Agent not later than 11:00 a.m. (eastern time) at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the currency (which may be Dollars, Canadian Dollars, Pounds Sterling or Euros); (E) the name and address of the beneficiary thereof; (F) the account party or parties thereof; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) the transactions or obligations to be supported thereby. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters consistent with the items set forth in clauses (A)-(H) in the preceding sentence as such L/C Issuer may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Payment Agent (by telephone or in writing) that the Payment Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Payment Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Payment Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit. No L/C Issuer shall be obligated to make any independent determination as to whether the requested issuance or amendment is permitted in accordance with the terms hereof, and, unless and until such L/C Issuer receives such confirmation from the Payment Agent, such L/C Issuer shall have no obligation to issue the requested Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole and absolute discretion, agree to issue an Auto-Renewal Letter of Credit. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Borrower and the Revolving Credit Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that (A) such L/C Issuer may give a notice of non-renewal and thereby prevent the renewal of an Auto-Renewal Letter of Credit if such L/C Issuer has determined at any time within 30 calendar days prior to the Nonrenewal Notice Date of such Auto-Renewal Letter of Credit that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(i), Section 2.03(a)(ii), Section 2.03(a)(iii) or otherwise), and (B) such L/C Issuer shall not permit any such renewal if it has received notice (which may be by telephone, if immediately confirmed in writing, or in writing) on or before the day that is ten days before the Nonrenewal Notice Date from the Payment Agent or the Borrower that one or more of the applicable conditions specified in Section 2.03(a)(i) is not then satisfied; and provided further that, notwithstanding the foregoing, any Letter of Credit so renewed no later than 90 days prior to the Revolving Credit Termination Date may have an expiration date of up to nine months after the Revolving Credit Termination Date so long as the Borrower has provided Cash Collateral in an amount equal to the undrawn amount of such Letter of Credit on or before the date of such renewal in accordance with Section 2.03(g).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Payment Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall promptly notify the Borrower and the Payment Agent thereof (which may be telephonic, promptly confirmed by telecopy). Not later than 12:00 p.m. (eastern time) on an Honor Date, the Borrower may reimburse such L/C Issuer through the Payment Agent in an amount equal to the Dollar Equivalent of such drawing. If the Borrower does not so reimburse such L/C Issuer on the date necessary to settle the obligations of the L/C Issuer under any draft drawn or demand made under a Letter of Credit, the Payment Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the Dollar Equivalent of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Unreimbursed Amount shall automatically be converted (unless the Borrower is in Default under Section 8.01(f) or (g)) to a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Dollar Equivalent of the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans and without regard to whether the conditions in Section 4.02 are then satisfied. Any notice given by any L/C Issuer or the Payment Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including the Revolving Credit Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Payment Agent for the account of the relevant L/C Issuer at the Payment Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (eastern time) on the Business Day specified in such notice by the Payment Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Payment Agent shall remit the funds so received to such L/C Issuer.

(iii) Such Base Rate Loan shall be made as of the date of such settlement of such Letter of Credit. The proceeds of such Base Rate Loan shall be paid by the Lenders to the Payment Agent for payment to the relevant L/C Issuer of such Letter of Credit (and the Payment Agent shall promptly pay such proceeds to such L/C Issuer) to reimburse such L/C Issuer of such Letter of Credit for each Lender’s Pro Rata Share of the Dollar Equivalent of the amount actually disbursed by such L/C Issuer of such Letter of Credit pursuant to such draft or demand. In the event that any L/C Issuer of a Letter of Credit makes the Draw Amount available to the beneficiary of such Letter of Credit and the Dollar Equivalent of such amount made available by the Lenders to the Payment Agent for payment to such L/C Issuer is not sufficient to enable such L/C Issuer to obtain Alternative Currency equal to the entire Draw Amount, the Borrower shall pay the Payment Agent on demand for the benefit of such L/C Issuer an amount equal to the Dollar Equivalent required to enable such L/C Issuer to obtain Alternative Currency equal to the Draw Amount, but any shortfall shall be immediately converted to an additional Borrowing of Base Rate Loans made by the Lenders to the Borrower to the extent the Borrower does not immediately make such payment, and such L/C Issuer shall be reimbursed therefrom. With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the Borrower is in Default under Section 8.01(f) or (g) or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer a L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Payment Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute a L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse any L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse any L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not its obligation to make L/C Advances) pursuant to this Section 2.03(c) is subject to the Borrower not being in Default under Section 8.01(f) or (g). No such making of a L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Payment Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Payment Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three days and, thereafter, at a rate of interest equal to the Base Rate. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Payment Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(vii) If at any time a distribution is to be made by the Payment Agent to any Lender and such Lender has failed to make available to the Payment Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c), the Payment Agent shall pay such distribution to such L/C Issuer, to the extent of such unpaid amount together with any interest thereon accrued pursuant to Section 2.03(c)(vi).

(d) Repayment of Participations.

(i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Payment Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Payment Agent), the Payment Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Payment Agent.

(ii) If any payment received by the Payment Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Payment Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Payment Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three days and, thereafter, at a rate of interest equal to the Base Rate.

(e) Obligations Absolute. The obligation of the Borrower to reimburse any relevant L/C Issuer for each drawing under each Letter of Credit and (without duplication) to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, except as otherwise provided in clause (f) of this Section 2.03.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the relevant L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iv) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit AND THE PARENT GUARANTOR AND THE BORROWER FOR THEMSELVES AND THEIR SUBSIDIARIES, HEREBY WAIVE AND RELINQUISH ANY AND ALL CLAIMS THEY MAY HAVE FOR INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES AND FOR DIRECT DAMAGES RESULTING FROM NEGLIGENCE BY ANY L/C ISSUER WHICH DOES NOT RISE TO THE LEVEL OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. In

furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Payment Agent or any L/C Issuer to the Borrower, if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the Letter of Credit Expiration Date). As required pursuant to Section 2.03(a)(ii) or 2.03(b)(iii), the Borrower shall immediately Cash Collateralize the relevant Letter(s) of Credit in the amount specified therein. The Borrower hereby grants to the Collateral Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations that are required to be Cash Collateralized at such time, the Borrower will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in such Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the relevant L/C Issuers. So long as no Event of Default shall have occurred and be continuing, upon payment, expiration or termination of a Letter of Credit that was Cash Collateralized, applicable amounts on deposit in Cash Collateral Accounts shall be promptly returned to the Borrower.

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit, and in each case to the extent not inconsistent with the above referred rules, the laws of the State of New York shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Payment Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate per annum for Eurodollar Rate Loans under the Revolving Credit Facility times the daily maximum amount available to be drawn under such Letter of Credit provided that for purposes of this Section 2.03(i), the Dollar Equivalent of each Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month a Letter of Credit is issued or renewed, the Dollar Equivalent on such date of issuance or renewal or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall accrue and be due and payable on the fifth Business Day following receipt by the

Borrower of an invoice for such Letter of Credit fees owing with respect to the prior calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Revolving Credit Termination Date.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower hereby agrees to pay to the relevant L/C Issuer solely for its benefit, (i) in the case of Letters of Credit that are standby Letters of Credit a Letter of Credit fronting fee equal to a per annum amount (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) as agreed between the Borrower and such L/C Issuer on the daily average available amount under each such Letter of Credit issued, increased or extended by such L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination, (ii) in the case of Letters of Credit that are commercial Letters of Credit a Letter of Credit fronting fee equal to a per annum amount (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) as agreed between the Borrower and such L/C Issuer on the daily average available amount under each such Letter of Credit issued, increased or extended by the such L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination, and (iii) a fee for each issuance, amendment or renewal of, and for each negotiation of a draft drawn under, a Letter of Credit issued, increased or extended by such L/C Issuer in the amount customarily charged by such L/C Issuer from time to time or such other amount that may be agreed to in writing from time to time by such L/C Issuer and the Borrower, provided that for purposes of this Section 2.03, the Dollar Equivalent of each Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. The Borrower shall pay to the Payment Agent on the fifth Business Day following receipt by the Borrower of an invoice for such fees owing with respect to the prior calendar quarter, the Letter of Credit fronting fee due with respect to each outstanding Letter of Credit commencing on the first such date to occur after such Letter of Credit is issued, increased or extended and on the Revolving Credit Termination Date. The Payment Agent shall promptly remit to the relevant L/C Issuer any Letter of Credit fronting fee due to such L/C Issuer after the Payment Agent’s receipt of such fee.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04. Prepayments.

(a) Optional. The Borrower may, upon notice to the Payment Agent, at any time or from time to time voluntarily prepay Loans under either Facility in whole or in part without premium or penalty; provided that (i) such notice must be received by the Payment Agent not later than 11:00 a.m. (eastern time) on the date of prepayment of any Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans under the respective Facility to be prepaid and (iv) upon any optional prepayment of a Term Loan during the period commencing on the Closing Date to but not including the first anniversary thereof, the Borrower shall pay to the holders of such Term Loans a prepayment premium equal to 1% of the principal amount of such Term Loans so prepaid, it being understood that no prepayment premium shall be required pursuant to this paragraph in respect of any prepayment of Term Loans made on or after such first anniversary. The Payment Agent will promptly notify the relevant Lenders of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share (if any) of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.04(a) shall be applied to the respective Facilities in the manner indicated by the Borrower and to the Lenders under such Facility in accordance with their respective Pro Rata Shares.

(b) Mandatory.

(i) If for any reason the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess in accordance with the terms thereof.

(ii) Subject to Section 2.04(b)(iv), if on any date the Parent Guarantor or any of its Restricted Subsidiaries shall receive Net Proceeds from any Asset Sales or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, the Lenders’ Portion of such Net Proceeds shall be applied within five Business Days toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.04(b)(iii); provided that, notwithstanding the foregoing, (A) the cumulative Net Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to one or more Reinvestment Notices shall not exceed $900,000,000 in the aggregate, (B) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.04(b)(iii), (C) any sale of the Baldwin Facility or all or substantially all of the assets comprising the Midstream Business shall not be permitted to be subject to any Reinvestment Notice and (D) any Net Proceeds of any Asset Sale or Recovery Event subject to a Reinvestment Notice shall be deposited into a Designated Account (as defined in the Shared Security Agreement) that is subject to an Account Control Agreement (as defined in the Shared Security Agreement) until the use or application of such Net Proceeds.

(iii) Prepayments made pursuant to this Section 2.04(b) shall be applied ratably to the prepayment of the Term Loans in accordance with Section 2.11(i) and/or to the permanent reduction of the Revolving Credit Commitments in accordance with Section 2.11(h). Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Outstanding Amount of the Revolving Credit Loans and the Outstanding Amount of L/C Obligations exceed the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the Outstanding Amount of Revolving Credit Loans is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or Cash Collateralize the L/C Obligations. Upon any such prepayment of a Term Loan during the period commencing on the Closing Date to but not including the first anniversary thereof, the Borrower shall pay to the holders of such Term Loans a prepayment premium equal to 1% of the principal amount of such Term Loans so prepaid, it being understood that no prepayment premium shall be required pursuant to this Section 2.04(b) in respect of any prepayment of Term Loans made on or after such first anniversary.

(iv) Notwithstanding anything to the contrary in Section 2.04(b)(iii) or 2.11, with respect to the amount of any mandatory prepayment described in Section 2.04(b)(ii) that is allocated to Term Loans (such amount, the “Term Prepayment Amount”) and the permanent reduction of the Revolving Credit Commitments (such amount, the “Revolving Credit Reduction Amount”), the Borrower will, in lieu of applying such amount to the prepayment of Term Loans and the permanent reduction of the Revolving Credit Commitments as provided in clause (iii) above, on the date specified in Section 2.04(b)(ii) for such prepayment, give the Payment Agent telephonic notice (promptly confirmed in writing) requesting that the Payment Agent prepare and provide to each Lender a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Payment Agent will send to each Lender a Prepayment Option Notice, which shall be in the form of Exhibit I, and shall include an offer by the Borrower to, as applicable (A) prepay on the date (each a “Mandatory Prepayment Date”) that is 10 Business Days after the date of the Prepayment Option Notice, the Term Loans of such Lender by an amount equal to the portion of the Term Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Term Loans or (B) permanently reduce on the Mandatory Prepayment Date, the Revolving Credit Commitments of such Lender by an amount equal to the portion of the Revolving Credit Reduction Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Revolving Credit Commitment. Each Lender shall notify the Payment Agent at least three Business Days prior to the Mandatory Prepayment Date of its decision to accept or reject such offer, and the Payment Agent shall notify the Borrower thereof no later than two Business Days prior to the Mandatory Prepayment Date. On the Mandatory Prepayment Date, (A) the Borrower shall pay to the Payment Agent for account of the relevant Term Lenders the aggregate amount necessary to prepay that portion of the outstanding Term Loans in respect of which such Lenders have accepted prepayment as described above, (B) the Revolving Credit Commitment of each Revolving Credit Lender who has accepted reduction as described above shall be permanently reduced to the extent set forth in its Prepayment Option Notice, (C) the Borrower shall pay to the Payment Agent for account of all Revolving Credit Lenders, for repayment of a portion of the Revolving Credit Loans outstanding and, if applicable, to Cash Collateralize the L/C Obligations, the amount necessary to adjust each Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and Outstanding Amount of L/C Obligations to reflect any reductions of the Revolving Credit Commitments, and (D) the Borrower shall be entitled to retain the Declined Proceeds, which Declined Proceeds shall be used by the Borrower for any purpose permitted or required under the 2003 Second Lien Indenture, except as otherwise provided under this Agreement.

(v) Upon the drawing of any Letter of Credit which has been Cash Collateralized, such Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the relevant L/C Issuers or the Lenders, as applicable. For so long as no Event of Default has occurred and is continuing, Cash Collateral shall be released to the Borrower (A) upon the termination or expiration of any such Cash Collateralized Letter of Credit, in an amount equal to the Cash Collateral pledged in respect of such Letter of Credit less any amounts used to reimburse the relevant L/C issuers and the Lenders, as applicable, and (B) upon the permanent reduction of Cash Collateralized Revolving Credit Commitments, in an amount equal to the Cash Collateral pledged in respect of such Revolving Credit Commitments.

(c) Prepayments to Include Accrued Interest, Etc. All prepayments under this Section 2.04 shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.04(b), so long as no Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.04(b) other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Payment Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.04(b). Upon the occurrence of a Default, the Payment Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.04(b).

2.05. Termination or Reduction of Commitments.

(a) The Borrower may, upon notice to the Payment Agent, terminate the unused portion of the unused Revolving Credit Commitments or the L/C Sublimit, or from time to time permanently reduce the unused portion of the unused Revolving Credit Commitments or the L/C Sublimit; provided that (i) any such notice shall be received by the Payment Agent not later than 11:00 a.m. (eastern time) three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the unused portion of the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Revolving Credit Loans and L/C Obligations would exceed the aggregate Revolving Credit Commitments or if the L/C Sublimit would exceed the aggregate Revolving Credit Commitments and (iv) the Borrower shall not terminate or reduce the unused portion of the L/C Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of the L/C Obligations would exceed the L/C Sublimit. If after giving effect to any reduction or termination of unused Commitments under this Section 2.05, the L/C Sublimit exceeds the aggregate Revolving Credit Commitments, the L/C Sublimit shall be automatically reduced by the amount of such excess.

(b) Application of Commitment Reductions; Payment of Fees. The Payment Agent will promptly notify the Lenders of any termination or reduction of the unused portions of the L/C Sublimit or the unused Revolving Credit Commitments under this Section 2.05. Upon any reduction of unused Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Revolving Credit Commitments are reduced. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the fifth Business Day following receipt by the Borrower of an invoice on the first such date to occur after the effective date of such termination.

2.06. Repayment of Loans.

(a) The Term Loan of each Term Lender shall be payable in twenty-four consecutive quarterly installments, each of which shall be in an amount equal to such Term Lender’s Pro Rata Share of the amount set forth below opposite such installment:

Installment	Principal Amount
September 30, 2004	$1,500,000
December 31, 2004	$1,500,000
March 31, 2005	$1,500,000
June 30, 2005	$1,500,000
September 30, 2005	$1,500,000
December 31, 2005	$1,500,000
March 31, 2006	$1,500,000
June 30, 2006	$1,500,000
September 30, 2006	$1,500,000
December 31, 2006	$1,500,000
March 31, 2007	$1,500,000
June 30, 2007	$1,500,000
September 30, 2007	$1,500,000
December 31, 2007	$1,500,000
March 31, 2008	$1,500,000
June 30, 2008	$1,500,000
September 30, 2008	$1,500,000
December 31, 2008	$1,500,000
March 31, 2009	$1,500,000
June 30, 2009	$1,500,000
September 30, 2009	$1,500,000
December 31, 2009	$1,500,000
March 31, 2010	$1,500,000
May 28, 2010	$565,500,000

To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

2.07. Interest.

(a) Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) Subject to the provisions of Section 11.10, if any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08. Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. The Borrower shall pay to the Payment Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee for the period from and including the Closing Date to but not including the last day of the Availability Period, computed at a rate equal to 0.50% per annum times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of the Outstanding Amounts of the Revolving Credit Loans and the L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifth Business Day following receipt by the Borrower of an invoice with appropriate back up, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Termination Date. The commitment fee shall be calculated quarterly in arrears.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank’s “base rate” or fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Payment Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Payment Agent in the ordinary course of business. The accounts or records maintained by the Payment Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Payment Agent in respect of such matters, the accounts and records of the Payment Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Payment Agent, the Borrower shall execute and deliver to such Lender (through the Payment Agent) a Note for each Facility under which such Lender holds Loans, which shall evidence such

Lender’s Loans thereunder in addition to such accounts or records. Each Lender may attach schedules to its Note or Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Payment Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Payment Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Payment Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Payment Agent in the Register pursuant to Section 2.10(b), and by each Lender in its account or accounts pursuant to Section 2.10(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Payment Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

2.11. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Payment Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (eastern time) on the date specified herein for such payment. The Payment Agent will promptly distribute to the Lenders such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Payment Agent after 2:00 p.m. (eastern time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Payment Agent, prior to the date any payment is required to be made by it to the Payment Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Payment Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Payment Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Payment Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Payment Agent to such Lender to the date such amount is repaid to the

Payment Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Payment Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Payment Agent to the Borrower to the date such amount is recovered by the Payment Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Payment Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Payment Agent’s demand therefor, the Payment Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Payment Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Payment Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Payment Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.11(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Payment Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Payment Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Payment Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Payment Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Payment Agent and applied by the Agents and the Lenders ratably in accordance with each Lender’s Pro Rata Share of all amounts then due and payable in respect of the Obligations. If the Payment Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Payment Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Total Outstandings at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(h) Each Borrowing by the Borrower from the Lenders under the Revolving Credit Facility, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Credit Commitments shall be made in accordance with the respective Pro Rata Shares of the Revolving Credit Lenders under the Revolving Credit Facility (except as otherwise provided in Section 2.04(b)(iv)).

(i) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made in accordance with to the Pro Rata Shares of the Term Lenders under the Term Facility (except as otherwise provided in Section 2.04(b)(iv)). The amount of each prepayment of the Term Loans shall be applied ratably to the then remaining installments of the Term Loans.

(j) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made in accordance with the respective Pro Rata Shares of the Revolving Credit Lenders under the Revolving Credit Facility.

2.12. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Payment Agent of such fact, and (b) purchase from the other Lenders under the Facility in respect of which such excess payment was made such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Payment Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.12 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Any and all payments by the Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future withholding taxes, including duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its income by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or in which it maintains a Lending Office and (ii) in the case of a Foreign Lender, any taxes imposed (other than taxes imposed because of a change in law (including a rate change), treaty, governmental rule or the application thereof, which change occurs after the date hereof, or in the case of an entity that becomes a Foreign Lender after the date hereof, after such entity becomes a Lender) by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, under Laws in effect on the date hereof (or, with respect to any entity that becomes a Foreign Lender after the date hereof, on the date such entity becomes a Lender), on payments to be made to such Foreign Lender after taking into account any forms or certificates provided by such Foreign Lender under Section 11.15 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (D) within 30 days after the date of such payment, the Borrower shall furnish to such Agent or Lender (as the case may be) (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Payment Agent.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property, intangible, mortgage recording or similar taxes, charges or levies which arise from any payment made by the Borrower under any Loan Document or from the execution, delivery, performance, enforcement or registration of any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, except as a result of the gross negligence or willful misconduct of such Agent or such Lender (as the case may be), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(c) shall be made within 30 days after the date such Agent or such Lender makes a demand therefor.

3.02. Illegality. If any Lender determines that the introduction of or change in or in the interpretation of any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Payment Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Payment Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Payment Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Payment Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Payment Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office), then from time to time upon demand of such Lender (with a copy of such demand to the Payment Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Payment Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

3.05. Funding Losses. Upon demand of any Lender (with a copy to the Payment Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06. Matters Applicable to all Requests for Compensation. A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

3.07. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Receipt by the Administrative Agents of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agents and their legal counsel:

(i) executed counterparts of this Agreement, sufficient in number for distribution to each Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) the executed Shared Security Agreement and Non-Shared Security Agreement, together with an acknowledgement by JPMCB that JPMCB, in its capacity as Collateral Agent hereunder, shall replace Bank One as “Collateral Agent” for purposes of the Non-Shared Security Agreement, duly executed by each Non-Shared Grantor, Bank One, in its capacity as the existing “Collateral Agent” under the Non-Shared Security Agreement, and JPMCB, in its capacity as the Collateral Agent hereunder and replacement “Collateral Agent” thereunder, together with:

(A) certificates representing the Pledged Equity referred to (and as defined) in the Non-Shared Security Agreement or the Shared Security

Agreement, as the case may be, accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to (and as defined) therein indorsed in blank,

(B) to the extent not already duly filed pursuant to the Existing DHI Credit Agreement, proper financing statements, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agents may deem necessary or desirable in order to perfect the first (other than any Permitted Liens) priority liens and security interests created under the Non-Shared Security Agreement or the Shared Security Agreement, as applicable, covering the Collateral described in the Non-Shared Security Agreement or the Shared Security Agreement, as applicable,

(C) to the extent available, completed lien searches, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Non-Shared Grantor or Shared Grantor as debtor, together with copies of such other financing statements,

(D) evidence of the insurance required by Schedule 5.10,

(E) amendments to the Security Control Agreements and Account Control Agreements referred to in the Non-Shared Security Agreement, duly executed by the securities intermediaries and depositary banks, as applicable, referred to in the Non-Shared Security Agreement, as necessary, and

(F) evidence that all other action that the Administrative Agents may reasonably deem necessary in order to perfect the first (other than any Permitted Liens) priority liens and security interests created under the Non-Shared Security Agreement and the Shared Security Agreement has been commenced (other than the filings referred to in clause (B) above);

(iv) supplements (the “Mortgage Supplements”) to the Mortgages set forth on Schedule 4.01(a)(iv), in substantially the form of Exhibit G (with such changes as may be required to account for local law matters), duly executed by the appropriate Loan Party, together with:

(A) delivery of the Mortgage Supplements in the appropriate form for filing or recording in order to continue a valid first and subsisting Lien, subject only to (i) Permitted Encumbrances (as defined in the Mortgages) and (ii) Permitted Liens, in each case on the property described therein, in favor of the Collateral Agent or the Collateral Trustees, as the case may be, for the benefit of the appropriate Secured Parties and reasonable evidence that all filing and recording taxes, documentary stamp taxes, and similar taxes, charges, and fees required to be paid in connection with the filing or recording of such Mortgage Supplements shall be paid;

(B) regarding all Real Property for which Mortgages were obtained in connection with the Existing DHI Credit Agreement, (i) evidence in the form of updated title searches, title reports or “abstractor” certificates, “title” certificates or so-called “nothing further” certificates, as applicable, reasonably sufficient to determine whether each Loan Party and each of its Subsidiaries required to execute and deliver a Mortgage Supplement pursuant to this Agreement has good title in fee simple to, or valid leasehold interests in, all Collateral covered by the Mortgages (other than the properties comprised of “pipelines” or “gathering systems”) and (ii) a modification/date-down endorsement to each existing Mortgage Policy extending the effective date of the policy to the date of recording for the applicable Mortgage Supplement and insuring that that the modification of the insured mortgage does not impair the validity, enforceability or priority of the insured mortgage, as modified; and

(C) such other documents as may be reasonably necessary to record the Mortgage Supplements, to issue the modification/date-down endorsements, or to create, perfect or preserve the security interests granted by the Mortgages or the Mortgage Supplements.

(v) an amendment to the Collateral Trust Agreement, duly executed by the appropriate parties in accordance with the Collateral Trust Agreement;

(vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or assistant secretary of each Loan Party as the Administrative Agents may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vii) such documents and certifications as the Administrative Agents may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(viii) a favorable opinion of Bracewell & Patterson, L.L.P., counsel to the Loan Parties, addressed to each Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agents;

(ix) a favorable opinion of appropriate local counsel to the Loan Parties in the jurisdictions set forth on Schedule 4.01(a), addressed to each Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agents;

(x) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied;

(xi) such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to obligations under Pension Plans, Multiemployer Plans (to the knowledge of any Loan Party), collective bargaining agreements and other arrangements with employees;

(xii) a Request for Credit Extension relating to the initial Credit Extension;

(xiii) a certificate signed by a Responsible Officer of the Borrower certifying that on the Closing Date the Indenture Lien Basket (based on the unaudited balance sheet of the Borrower for the fiscal quarter ended March 31, 2004) is at least $1,200,000,000;

(xiv) such other collateral documents as the Administrative Agents may reasonably request.

(b) (i) All fees required to be paid on or before the Closing Date shall have been paid and (ii) to the extent that written invoices have been provided, all costs and expenses of the Agents shall have been paid.

(c) The Lenders shall be reasonably satisfied with the environmental affairs of the Parent Guarantor and its Subsidiaries.

4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans, or an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) Since December 31, 2003, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The Administrative Agents and, if applicable, the relevant L/C Issuers, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans or an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension and with respect to a L/C Credit Extension (other than an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)), the Payment Agent shall have received for the account of the relevant L/C Issuer a certificate signed by a Responsible Officer of the Borrower, dated the date of such Credit Extension, stating that such statements are true (which shall be deemed to be included as part of the Letter of Credit Application for such request for a L/C Credit Extension).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the Parent Guarantor represents and warrants to the Agents and the Lenders that:

5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business, (c) has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (d) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (e) is in compliance with all Laws, except in each case referred to in clause (a), (b), (c), (d) or (e) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or applicable Law to which such Person or its property is subject; or (c) violate any Law, except in the case of clauses (a) through (c) where such contravention, conflict, breach, violation or creation could not reasonably be expected to have a Material Adverse Effect; provided that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent may require notice to, filing with, or approval or consent from regulators or Governmental Authorities of lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of a Person in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Equity Interest.

5.03. Governmental Authorization; Other Consents.

(a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (including, under the Federal Power Act) or any other Person is necessary or required in connection with (i) the execution, delivery or performance (which for purposes of clarification shall not include the exercise by the Secured Parties of any of their remedies under the applicable Collateral Documents) by any Loan Party of this Agreement or any other Loan Document or (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, except in the case of clauses (i) and (ii) to the extent that failure to obtain same could not reasonably be expected to have a Material Adverse Effect or to the extent such items have already been duly obtained, taken, given or made and are in full force and effect; provided that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent may require notice to, filing with, or approval or consent from regulators or Governmental Authorities of lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of a Person in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Equity Interest.

(b) Except as set forth on Schedule 5.03(b), upon (i) the filing of UCC-1 financing statements (and any amendments thereto) as contemplated by the Shared Security Agreement and the

Non-Shared Security Agreement, (ii) the filing of the Mortgage Supplements in the appropriate offices and (iii) other necessary actions, all filings and other actions necessary to perfect the security interest granted by each Loan Party in the Collateral created under the Collateral Documents will have been duly made or taken and are in full force and effect, and (A) the Shared Security Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Parties in respect of the Shared Security Agreement, a valid, and together with such filings and other actions, perfected security interest in the Collateral covered by the Shared Security Agreement (subject to no Liens other than Liens permitted by the Loan Documents), securing the payment of the Secured Obligations in respect of the Shared Security Agreement, (B) the Non-Shared Security Agreement creates in favor of the Collateral Agent for the benefit of Secured Parties in respect of the Non-Shared Security Agreement a valid and, together with such filings and other actions, perfected security interests in the Collateral covered by the Non-Shared Security Agreement (subject to no Liens other than Liens permitted by the Loan Documents), securing the Secured Obligations in respect of the Non-Shared Security Agreement and (C) the Collateral Trust Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Parties in respect of the Shared Security Agreement, a valid and, together with such other actions, perfected security interest in the Additional Collateral Trust Agreement Collateral (as defined in the Collateral Trust Agreement) (subject to no Liens other than Liens permitted by the Loan Documents), and in each case all filings and other actions necessary to perfect such security interests have been duly taken, but in each of the foregoing instances only to the extent that a security interest can be perfected against such collateral by filing a UCC-1 financing statement or taking possession thereof; provided that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent may require notice to, filings with, or approvals and consents that have not been obtained from regulators or Governmental Authorities of, lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of, a Person in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Equity Interest, and failure to make such notices or filings or to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries.

5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

5.05. Financial Statements. The Initial Financial Statements (i) were prepared in accordance with GAAP and (ii) fairly present in all material respects the consolidated financial condition of the Parent Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP in effect on the date such statements were prepared.

5.06. Litigation. Except for Disclosed Litigation, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower and the Parent Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Guarantor or any of its Subsidiaries or against any of their properties that (a) pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07. No Default. Except as disclosed in any Public Disclosure, neither the Parent Guarantor nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No

Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08. Ownership of Property; Liens; Etc.

(a) Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business except for (i) such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) Permitted Liens.

(b) As of the Closing Date, set forth on Schedule 5.08(b) is a complete and accurate list of all real property owned by any Loan Party or any of its Restricted Subsidiaries (a) subject to a Mortgage or (b) with a Fair Market Value in excess of (i) $1,000,000 for each property that is used in connection with a power generation facility or for a natural gas liquids processing, fractionating, storage or transportation facility or asset and (ii) $5,000,000 for each property that is otherwise used in the business of any Loan Party or any of its Restricted Subsidiaries, which Schedule shows the county or other relevant jurisdiction, state, and record owner of such properties.

(c) As of the Closing Date, set forth on Schedule 5.08(c) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Material Subsidiaries is the lessee and which have an annual rental cost in excess of $1,000,000 per lease, in each case exclusive of taxes, insurance premiums and other operating expenses, excluding office leases (other than the office lease for the Parent Guarantor’s corporate headquarters at 1000 Louisiana, Houston, Texas), showing the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date.

5.09. Environmental Compliance.

(a) Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Loan Parties and their Restricted Subsidiaries and the Real Property are in compliance with and have no liability under any Environmental Laws or Environmental Permits, including, without limitation, with respect to any third-party disposal sites or with respect to any formerly owned, leased, used, operated or occupied properties.

(b) Except as otherwise set forth on Schedule 5.09, none of the Real Property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, and, to the knowledge of the Loan Parties and their Restricted Subsidiaries, none of the real properties formerly owned, leased, used, operated or occupied by any Loan Parties or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list.

(c) Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) any current or former underground storage tank in which Hazardous Materials are being or have been treated, stored or disposed on any Real Property is and has been handled in compliance with applicable Environmental Laws; (ii) any asbestos or asbestos-containing material at any Real Property has been and is being handled in accordance with applicable Environmental Laws; and (iii) any Hazardous Material that has been released, discharged or disposed of on any Real Property has been or is in the process of being remediated to the extent required under applicable Environmental Laws.

(d) Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither any Loan Party nor any of its Restricted Subsidiaries is undertaking or funding, and has not completed or funded, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at or from any property, site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any real property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Restricted Subsidiaries.

(e) Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Loan Parties or any of their Restricted Subsidiaries have received (i) a written notice of any Environmental Action within the last five years from a Person other than a Governmental Authority that has not been finally resolved without any pending or future significant liability, obligation or cost or (ii) a written notice of any Environmental Action from a Person, including a Governmental Authority, in each case that has not been finally resolved without any pending or future liability, obligation or cost.

(f) Except as disclosed on Schedule 5.09 or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Loan Parties and their Restricted Subsidiaries have all Environmental Permits necessary for the operation of any and all Real Property and any ongoing or planned construction thereon (other than with respect to any generation sites under development for which necessary operating permits are expected to be obtained in due course if development is continued) or are in the process of obtaining such replacements or renewals thereof, which are reasonably expected to be obtained in due course, (ii) there is no default under any such permit, and (iii) the Loan Parties and their Restricted Subsidiaries have no reason to believe that cause exists, with respect to Environmental Permits possessed by the Loan Parties or their Subsidiaries for the revocation of any such permits or, with respect to Environmental Permits for which the Loan Parties or their Restricted Subsidiaries have timely applied for or are expected to be obtained in due course, the rejection or non-issuance of any such permit.

5.10. Insurance. The properties of the Parent Guarantor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent Guarantor (other than prudent self- insurance programs, including captive insurance arrangements, in each case consistent with past practices), in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent Guarantor or the applicable Subsidiary operates.

5.11. Taxes. The Parent Guarantor and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid or provided for the payment of all Federal, state and other material taxes due on such tax returns pursuant to any assessment received by them, except those taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment in writing against the Parent Guarantor or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than (a) the agreements listed on Schedule 5.11 and (b) any tax sharing agreement entered into in connection with any Asset Sale permitted by this Agreement.

5.12. ERISA Compliance.

(a) Except as disclosed in any Public Disclosure or, with respect to any matter not so disclosed, except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code, and other Federal or state laws. Each Loan Party and each ERISA Affiliate have made all contributions required by Section 412 of the Code, including any required quarterly contributions, to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

(b) Except as disclosed in any Public Disclosure or, with respect to any matter not so disclosed, except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event (other than an ERISA Event described in clause (e) or (f) of the definition of such term that relates solely to a Multiemployer Plan) has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) to the knowledge of any Loan Party, no ERISA Event described in clause (e) or (f) of the definition of such term (solely to the extent that such ERISA Event pertains to a Multiemployer Plan) has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that has resulted or could reasonably be expected to result in a Material Adverse Effect; (v) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (vi) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be reasonably expected to be subject to Section 4069 or 4212(c) of ERISA.

5.13. Subsidiaries.

(a) As of the Closing Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in the Subsidiaries listed in Part (a) of Schedule 5.13 owned by a Loan Party have been validly issued, are fully paid and (in the case of each such Subsidiary that is a corporation) non-assessable and are owned by a Loan Party in the amounts specified in Part (a) of Schedule 5.13 free and clear of all Liens except those created or permitted under the Loan Documents. As of the Closing Date, each Subsidiary of the Parent Guarantor that is a Loan Party is set forth on Part (a) of Schedule 5.13.

(b) As of the Closing Date, the aggregate net worth of the Subsidiaries of the Parent Guarantor that are listed in Part (b) of Schedule 5.13 (the “Dormant Subsidiaries”) is not greater than $20,000,000.

(c) Set forth in Part (c) of Schedule 5.13 hereto is a list of foreign Subsidiaries of Parent Guarantor that are engaged in Discontinued Business Operations described in clause (b) of the definition thereof as of the Closing Date (the “Discontinued Foreign Subsidiaries”).

(d) Set forth in Part (d) of Schedule 5.13 hereto is a list of Subsidiaries of the Parent Guarantor that, as of the Closing Date, are not Loan Parties and that are not otherwise described in Parts (b) or (c) of Schedule 5.13.

(e) Set forth in Part (e) of Schedule 5.13 hereto is a list of Subsidiaries of the Parent Guarantor that, as of the Closing Date, are Unrestricted Subsidiaries.

5.14. Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U.

(b) None of the Borrower, the Parent Guarantor, or any Material Subsidiary of the Parent Guarantor is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

(c) Each of the Borrower, Parent Guarantor and IPC is exempt from any obligation, duty or liability imposed by PUHCA on them as a “subsidiary company” as such term is defined in Section 2(a)(8) of the Public Utility Holding Company Act of 1935, as amended (“PUHCA”). IPC is not a “holding company” as such term is defined in Section 2(a)(7) of PUHCA. Pursuant to Section 3(a)(1) of PUHCA and the Form U-3A-2 filed by the Parent Guarantor with the SEC on February 27, 2004, pursuant to SEC Rule 2, each of the Borrower and the Parent Guarantor is exempt from all regulation under PUHCA as a “holding company”. Each Subsidiary of the Parent Guarantor that holds “exempt wholesale generator” status continues to meet the eligibility requirements for “exempt wholesale generator” status under Section 32 of PUHCA except where failure to meet such eligibility requirements could not reasonably be expected to have a Material Adverse Effect.

(d) Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any Act referred to in Section 5.14(b) or (c) above or any rule, regulation or order of the SEC thereunder.

(e) All “qualifying facilities” owned by the Parent Guarantor or any of its Restricted Subsidiaries continue to meet the eligibility requirements for “qualifying facilities” under the Public Utility Regulatory Policies Act of 1978 and related regulations, except where failure to meet such eligibility requirements could not reasonably be expected to have a Material Adverse Effect.

5.15. Disclosure. To the best knowledge of the executive officers of the Parent Guarantor and the Borrower as of the date hereof, the written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby (including, without limitation, reports, financial statements and certificates) and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole together with the Public Disclosure and any Form 10-K, Form 10-Q or Form 8-K filed by the Parent Guarantor or the Borrower after the Closing Date (all of the foregoing as updated, restated, or otherwise modified in writing from time to time) do not contain any material misstatement of fact or omit to state any material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Guarantor and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Notwithstanding anything to the contrary in the preceding sentence, no representation, warranty or covenant is made with respect to information for which the source is any separately identified (a) third party source or (b) other person or entity not affiliated with or acting as agent or representative for the Parent Guarantor or any of its Subsidiaries.

5.16. Intellectual Property; Licenses, Etc. Each Loan Party and its Restricted Subsidiaries (other than Discontinued Foreign Subsidiaries) own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower and the Parent Guarantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary (other than Discontinued Foreign Subsidiaries) infringes upon any rights held by any other Person, except for any such infringement that if litigated could not reasonably be expected to have a Material Adverse Effect.

5.17. Solvency. The Borrower and its Subsidiaries, taken as a whole, are Solvent on a consolidated basis.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other payment Obligation (other than indemnification obligations under Sections 3.01, 3.04 and 11.05) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Parent Guarantor shall (only with respect to itself and only in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.05, 6.09 and 6.12), and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each of its Restricted Subsidiaries to:

6.01. Financial Statements. Deliver to the Payment Agent:

(a) as soon as available, but in any event within 70 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2004 of the Parent Guarantor, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied for the period covered thereby, except as otherwise expressly noted therein, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another “big four” accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor (or 10 days after the applicable SEC deadline therefor with respect to each such fiscal quarter ending on or after March 31, 2005), a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income or operations for such fiscal quarter and related consolidated statements of income or operations and cash flows for the portion of the Parent Guarantor’s fiscal year then ended, setting forth (i) an income statement in comparative form to the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, (ii) a cash flows statement in comparative form to the corresponding portion of the previous fiscal year, and (iii) a balance sheet in comparative form to the previous fiscal year end, all in reasonable detail and certified by a Responsible Officer of the Parent Guarantor as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Parent Guarantor and its Subsidiaries in accordance with GAAP consistently applied for the period covered thereby, except as otherwise expressly noted therein, subject only to normal year-end adjustments and the absence of footnotes.

6.02. Certificates; Other Information. Deliver to the Payment Agent, in form and detail satisfactory to the Administrative Agents:

(a) no later than the final deadline provided above for the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Guarantor, and in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 7.11, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of the financial ratios and financial covenants made before and after giving effect to such change;

(b) promptly after receipt thereof, copies of any management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent auditors in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;

(c) promptly after the same are available, copies of each publicly available annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent Guarantor, and copies of all publicly available annual, regular, periodic and special reports and registration statements which the Parent Guarantor or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agents pursuant hereto;

(d) promptly after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each initial notice or other initial correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries; provided that the foregoing shall not apply to any comment letters issued by the division of Corporation Finance of the SEC;

(e) promptly after the receipt thereof, notice of any Environmental Action against any Loan Party or any of its Subsidiaries, or notice of any noncompliance with or liability under any Environmental Law or Environmental Permit, that could (i) reasonably be expected to have a Material Adverse Effect, (ii) cause any property described in the Mortgages to be subject to any restrictions on occupancy or use under any Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) cause any property described in the Mortgages to be subject to any restrictions on ownership or transferability under any Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(f) upon the determination by the Parent Guarantor that (i) any Loan Party ceases to be a Material Subsidiary or (ii) any Subsidiary of Parent Guarantor becomes a Material Subsidiary, a notice as to such determination together with, in the case of clause (i), a certification as to the calculation of the Fair Market Value of the assets held by such Subsidiary;

(g) promptly, such additional information regarding the business, financial or corporate affairs or properties of any Loan Party or any Subsidiary or any Pension Plan or Multiemployer Plan (but with respect to any Multiemployer Plan, only to the extent any Loan Party or any Subsidiary has received such information from such plan), or compliance with the terms of the Loan Documents, as the Administrative Agents or any Lender may from time to time reasonably request; provided that no Loan Party or its Subsidiaries shall be obligated to deliver (i) any information which is subject to the attorney-client privilege or with respect to which the attorney-client privilege would be waived if such information were disclosed to the Payment Agent or any Lender, (ii) any information that is subject to a confidentiality agreement that restricts its disclosure or (iii) any information that can otherwise not be disclosed due to legal or contractual restrictions.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Guarantor posts such documents, or provides a link thereto on the Parent Guarantor’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent Guarantor’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by either Administrative Agent); provided that the Parent Guarantor shall deliver paper copies of such documents to the Payment Agent (and the Payment Agent shall deliver to such Lender) if any Lender requests the Parent Guarantor to deliver such paper copies. Notwithstanding anything contained herein, in every instance the Parent Guarantor shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Payment Agent. Except for such Compliance Certificates, the Administrative Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Guarantor with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03. Notices. Promptly notify the Payment Agent of:

(a) the occurrence of any Default;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event (or, in the case of an ERISA Event described in clause (e) or (f) of the definition of such term and solely to the extent that such ERISA Event pertains to a Multiemployer Plan, any Loan Party or any Subsidiary obtaining knowledge of the occurrence of any such ERISA Event) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent Guarantor or such Subsidiary, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien or a claim being contested in good faith), except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05. Preservation of Existence, Etc. Except in a transaction permitted by Section 7.04 or 7.05, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; except in the case of clause (a) (solely with respect to good standing) and clause (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; except, in the case of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not (i) require such maintenance, preservation, protection, repair, renewal or replacement of obsolete, surplus or worn out property or with respect to property that is no longer commercially viable to operate and maintain or (ii) otherwise restrict an Asset Sale otherwise permitted under Section 7.05.

6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Parent Guarantor (other than in connection with prudent self-insurance programs, including captive insurance arrangements, in each case consistent with past practices) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts with reasonable deductibles, limits, retentions and self-insurance (including captive insurance arrangements consistent with past practices) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agents of termination, lapse or cancellation of such insurance (other than as a result of non-payment of premiums) or 10 days’ prior notice to the Administrative Agents of termination, lapse or cancellation of such insurance as a result of non-payment of premiums with respect to such insurance.

6.08. Compliance with Laws. Except as disclosed in any Public Disclosure, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09. Books and Records. Maintain such proper books of record and account as are necessary to prepare the financial statements and other documentation required by Sections 6.01 and 6.02.

6.10. Inspection Rights. Permit representatives and independent contractors of each Agent and each Lender (as coordinated by the Administrative Agents) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances, and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and subject to any applicable safety rules and procedures; provided that (a) when no Event of Default exists, one such visit per fiscal quarter of the Borrower shall be at the expense of the Borrower, and additional visits shall be at the expense of the Lenders, and (b) when an Event of Default exists, any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours, without advance notice and without any limit on the number or frequency of such visits.

6.11. Use of Proceeds. (a) Use the proceeds of the Credit Extensions made on the Closing Date to refinance any Indebtedness under the Existing DHI Credit Agreement and under the Alpha Facility, including the equity and interest swaps thereunder, and (b) use the proceeds of the Revolving Credit Loans and use the Letters of Credit for general corporate purposes in the ordinary course of business not in contravention of any Law or of any Loan Document.

6.12. Covenant to Guarantee Obligations and Give Security in Personal Property. If any of the following shall occur: (a) a Material Subsidiary that is not a Loan Party on the Closing Date shall be formed or acquired, (b) any Material Subsidiary that was not a Loan Party on the Closing Date because it was either subject to a legal or contractual restriction which restricted its ability to enter into the Guaranty or the Collateral Documents or prohibited by Laws from entering into the Guaranty or the Collateral Documents shall cease to be subject to such restrictions or prohibitions, (c) any Agent shall identify, or be given notice by a Loan Party of, any material asset (other than a Restricted Asset or Real Property) that was owned by a Loan Party (other than a Loan Party that is not a Material Subsidiary) on the Closing Date but not disclosed in writing to any of the Agents prior to the Closing Date, or (d) any Loan Party (other than a Loan Party that is not a Material Subsidiary) shall acquire, after the Closing Date, any material asset (other than a Restricted Asset or Real Property) that, in the reasonable judgment of the Administrative Agents, shall not already be subject to a perfected security interest in favor of the Collateral Agent or the Collateral Trustees, as appropriate, for the benefit of the appropriate Secured Parties; then the Parent Guarantor shall, or shall cause the appropriate Subsidiary to, at the Borrower’s expense:

(i) within 30 days after the occurrence of any event described in clause (a) or (b) above, cause each such affected, new, or acquired Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty or Guaranty Supplement, guaranteeing the Borrower’s obligations under the Loan Documents;

(ii) within 30 days after (A) the occurrence of any event described in clause (a) or (b) above, furnish to the Administrative Agents and the Collateral Agent a description of the material real properties and personal properties of such Subsidiary not previously disclosed to the Administrative Agent or Collateral Agent that are not Restricted Assets, and (B) the occurrence of any event described in clause (c) or (d) above, furnish to the Administrative Agents and the Collateral Agent a general description of such material asset, in each case in reasonable detail reasonably satisfactory to the Administrative Agents and the Collateral Agent;

(iii) within 60 days after such occurrence, duly execute and deliver, and cause each such affected Loan Party (whether previously designated as a Loan Party or newly designated as a Loan Party as a result of the actions taken under clause (ii)(A) above) to duly execute and deliver to the Administrative Agents and Collateral Agent appropriate Collateral Documents covering the personal properties of such Loan Party that are not Restricted Assets and have not previously been subject to the Collateral Documents in substantially the same form as the Collateral Documents delivered on the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agents, securing payment of all the Obligations of such Loan Party under the Loan Documents and creating Liens on all such assets;

(iv) within 60 days after such occurrence, take, and cause such affected Loan Party (whether previously designated as a Loan Party or newly designated as a Loan Party as a result of the actions taken under clause (ii)(A) above) or the parent of such affected Loan Party to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agents to vest in the Collateral Agent or the Collateral Trustees, as applicable (or in any representative of such Person designated by it), valid and perfected Liens on the properties described in clause (iii) above, enforceable against all third parties in accordance with their terms;

(v) within 60 days after such occurrence (if, in the reasonable determination of the Administrative Agents, any such assets have a value in excess of $50,000,000 or any such Restricted Subsidiary being designated a Loan Party under clause (a) above has a net worth in excess of $50,000,000, and if requested by the Administrative Agents), deliver to the Administrative Agents a signed copy of a favorable opinion, addressed to the Administrative Agents and the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agents as to (i) the matters contained in clauses (a), (c), and (d) above, (ii) such Guaranty, Guaranty Supplement, or applicable Collateral Document being valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, (iii) such recordings, filings, notices, endorsements, and other actions being sufficient to create valid perfected Liens on such properties, and (iv) such other matters as the Administrative Agents may reasonably request; and

(vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agents and the Collateral Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Guaranty Supplements, and Collateral Documents;

provided that this Section 6.12 shall not be applicable to (A) the extent that the grant or perfection of a Lien on the Equity Interests in a Subsidiary or on the assets of the Borrower, the Parent Guarantor or any Subsidiary or the entering into of a Guaranty or Guaranty Supplement would require waiver, approval or consent from Governmental Authorities, lenders, service providers, suppliers, co-owners, partners, investors, customers, or other contractual counterparties of a Person in which the Parent Guarantor or any of its Subsidiaries has a direct or indirect Equity Interest, (B) a Subsidiary that is a controlled foreign corporation as provided in Section 957 of the Code or that is directly or indirectly owned in part by a Person that is not a wholly owned Subsidiary of the Parent Guarantor, or (C) any Subsidiary that is not a Material Subsidiary or assets that do not have a Fair Market Value of more than $10,000,000.

6.13. Covenant to Give Security in Real Property; Recordation of Rights of Way. If after the Closing Date, any Loan Party purchases, leases, or otherwise acquires, any Real Property having a Fair Market Value of $20,000,000 or more, (a) promptly, but in any event within 60 days or such additional period of time not to exceed thirty days with the prior written consent of the Administrative Agent, after such purchase, lease or other acquisition, provide written notice thereof to the Administrative Agents and the Collateral Trustees, setting forth in sufficient detail for the filing of a Mortgage thereon, a description of such Real Property purchased, leased, or otherwise acquired and an appraisal or such Loan Party’s good faith estimate of the current Fair Market Value of such Real Property and (b) the applicable Loan Party shall promptly execute and deliver to the Collateral Trustees and the Collateral Agent, as

applicable (with copies to the Administrative Agents), one or more Mortgages to secure the applicable Secured Obligations and such other documents, instruments, reports, legal opinions, and title insurance policies as the Administrative Agents shall reasonably request (and in form and substance reasonably satisfactory to the Administrative Agents) with respect to such Real Property consistent with the reports, legal opinions, title insurance policies, and other information required to be delivered with the other Collateral that is subject to Mortgages. Any right of way purchased, leased, or otherwise acquired or granted after the Closing Date shall be promptly evidenced by an instrument duly executed and recorded against the property it burdens in the appropriate recording office unless the decision to permit such right of way to remain unrecorded is commercially reasonable for companies of the same or similar size in the same or similar business.

6.14. Compliance with Environmental Laws. Except as set forth in any Public Disclosure or except where failure to do so could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, (b) obtain and renew all Environmental Permits necessary for its operations and properties, and (c) conduct any investigation, study, sampling and testing, required under Environmental Laws and undertake any cleanup, removal, remedial or other action required under Environmental Laws to remove and clean up all Hazardous Materials from any of its properties; provided that neither the Parent Guarantor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings with diligence in bringing the matter to closure, appropriate reserves are being maintained with respect to such circumstances, and any such Hazardous Material do not and could not reasonably be expected to pose an imminent and substantial endangerment to human health or the environment.

6.15. Preparation of Environmental Reports. To the extent Borrower or any Loan Party has the authority to conduct such assessments without obtaining required consent from any other Person, at the request of the Administrative Agents, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment, soil or groundwater report for any of the properties subject to a Mortgage in the event that (a) any Loan Parties or any of their Subsidiaries receive notice of any Environmental Action relating to any such properties, or any such properties become subject to any Environmental Liability, that in either could reasonably be expected to result in, or become subject to, a material liability of the Borrower or any of its Restricted Subsidiaries or (b) if a Default has occurred and is continuing. With respect to any such properties that require consent from any other person prior to conducting such assessment, Borrower shall use reasonable efforts to obtain such consent and, if such consent is obtained, will conduct the environmental assessment. If such consent is not granted, Borrower shall not be required to conduct such assessment. Any environmental site assessment report prepared pursuant to this Section 6.15 shall be prepared by an environmental consulting firm acceptable to the Administrative Agent and shall indicate the presence or absence of Hazardous Materials affecting any subject property and the estimated cost of any compliance, removal or remedial action required under Environmental Laws. Without limiting the generality of the foregoing, if the Administrative Agents determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agents may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and, to the extent the Borrower has the right to grant such authorization or to cause such Subsidiary to grant such authorization, the Borrower hereby grants and agrees to cause any such Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agents, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.16. Further Assurances. Promptly upon request by any Agent, or any Lender through either Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent, or any Lender through either Administrative Agent, may reasonably require from time to time in order to carry out the purposes of the Loan Documents.

6.17. Covenant to Prepay Alpha Facility. Prepay all amounts outstanding under the Alpha Facility (including, without limitation, the term loans thereunder and the related Hedging Obligations and obtain return of the letters of credit issued in connection therewith) within 90 days after the Closing Date.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other payment Obligation (other than indemnification obligations under Sections 3.01, 3.04 and 11.05) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01. Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Parity Liens securing (i) the Alpha Facility, (ii) the Riverside Facility and (iii) any Permitted Refinancing Indebtedness in respect of the Revolving Credit Facility, the Term Facility or the Riverside Facility provided that, as of the date of incurrence thereof, the Parity Lien Debt shall not exceed the Parity Lien Cap;

(c) Junior Liens and other Liens (but excluding Parity Liens) securing (i) other Indebtedness and related obligations not otherwise permitted hereunder having an aggregate principal amount not to exceed $2,450,000,000 and (ii) any Permitted Refinancing Indebtedness in respect of the Revolving Credit Facility, the Term Facility or the Riverside Facility;

(d) Liens existing on the date hereof and either (i) listed on Schedule 7.01 or (ii) which do not secure in the aggregate an amount of obligations in excess of $20,000,000;

(e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employee’s, landlord’s, lessor’s, contractor’s, operator’s or other like Liens arising in the ordinary course of business that are not past due for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted;

(g) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance, other social security benefits or obligations arising under similar legislation, other than any Lien imposed by ERISA;

(h) deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), public or statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i) survey exceptions, zoning restrictions, easements, rights-of-way, reservations, servitudes, permits, encroachments, exceptions, conditions, covenants, restrictions, rights of others and other similar encumbrances affecting real property which (i) are shown in the applicable real property records on the Closing Date or (ii) in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(j) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(k) Liens securing Indebtedness permitted under Section 7.03(b)(v); provided that (i) such Liens do not at any time encumber any property other than the property, as applicable, financed by such Indebtedness or acquired in connection with the assumption of such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of such financed or acquired property being acquired on the date of its financing or acquisition;

(l) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(m) Liens arising under any obligations or duties affecting any of the property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(n) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, in each case entered into in the ordinary course of business consistent with past practices;

(o) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements (including agreements related to Proportionately Consolidated Interests) covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person, provided that such agreements are entered into in the ordinary course of business and provided further that such permitted security interest shall not include any security interest in accounts receivable other than accounts receivable from an applicable counterparty or its Affiliates to the extent such counterparty or its Affiliates are being granted a security interest in such accounts receivable;

(p) Liens on cash and short-term investments deposited by the Borrower or any of its Subsidiaries with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or pledged by the Borrower or any of its Subsidiaries to secure its obligations and/or the obligations of any Subsidiary and/or the Borrower with respect to: (i) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (a) natural gas, (b) electricity, (c) coal, (d) petroleum-based liquids, (e) oil, (f) emissions, (g) waste byproducts, (h) weather, or (i) any other energy-related commodity or derivative; (ii) any contracts or transactions for the processing, transmission, transportation, or storage of, or any other services related to any commodity identified in subparts (a) - (i) above, including any capacity agreement; (iii) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (a) - (i) above, or to any interest rate or currency rate management activities; (iv) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any Netting Agreement or any agreement described in this Section 7.01(p); (v) any agreement combining part or all of a Netting Agreement or part or all of any of the agreements described in this Section 7.01(p); or (vi) any document relating to any agreement described in this Section 7.01(p) that is filed with a governmental body and any related service agreements (such agreements described in clauses (i) through (vi) of this Section 7.01(p) being collectively, “Permitted Contracts”), Netting Agreements and letters of credit supporting Permitted Contracts and Netting Agreements;

(q) Liens granted by the Borrower or any of its Subsidiaries to a counterparty and/or to Affiliates of such counterparty (each, a “Section 7.01 Counterparty”) on accounts receivable and other obligations owed to, and other rights of the Borrower or any of its Subsidiaries under, Netting Agreements or Permitted Contracts to secure the Borrower’s or such Subsidiary’s obligations under such Netting Agreement or Permitted Contract, and any netting, setoff or similar rights granted by the Borrower or any of its Subsidiaries to a Section 7.01 Counterparty pursuant to a Permitted Contract or Netting Agreement;

(r) Liens granted by the Borrower or any of its Subsidiaries on its or their rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;

(s) Liens (i) securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof or (ii) on cash or cash equivalents securing reimbursement obligations with respect to letters of credit permitted pursuant to Section 7.03(b)(xvi);

(t) Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

(u) Liens securing Indebtedness acquired or assumed in connection with an Investment permitted pursuant to Section 7.02(k); provided that such Liens do not extend to any assets other than the assets acquired in connection with the corresponding Investment under Section 7.02(k) and the Indebtedness secured by such Liens was not incurred in contemplation of such Investment;

(v) (i) Liens securing Indebtedness acquired or assumed in connection with an Investment permitted under Section 7.02(c); provided that such Liens do not extend to any assets other than those of the Person whose Capital Stock was purchased or acquired in connection with such Investment and the Indebtedness secured by such Liens was not incurred in contemplation of such purchase or acquisition, and (ii) Liens on property of a Person which exist at the time such Person becomes a Subsidiary of the Borrower as a result of an acquisition that constitutes a Capital Expenditure permitted by Section 7.12;

(w) Liens on any property (including Capital Stock) acquired by the Borrower or any of its Restricted Subsidiaries in compliance with Section 7.02; provided that such Liens were in existence at the time of such acquisition and the Indebtedness secured by such Liens was not incurred in contemplation of such acquisition;

(x) Liens in respect of “true leases”, and not in respect of Indebtedness, arising from Uniform Commercial Code financing statements filed for information purposes with respect to leases incurred in the ordinary course of business and not otherwise prohibited by this Agreement;

(y) inchoate statutory Liens arising under ERISA;

(z) extensions, renewals or replacements of any of the Liens permitted in clauses (b) through (y) so long as (i) the principal amount of the Indebtedness or obligation secured thereby is no greater than the principal amount of such Indebtedness or obligation at the time such Lien was permitted hereunder except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby, and (iii) any renewal or extension of the Indebtedness or obligations secured or benefited thereby is permitted by Section 7.03; and

(aa) other Liens securing obligations not to exceed $50,000,000 in the aggregate at any time outstanding.

7.02. Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or hold any Investments except the following:

(a) any Investment in the Borrower or in a Restricted Subsidiary of the Borrower;

(b) any Investment in Cash Equivalents;

(c) any Investment in a Person, if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary of the Borrower; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower; provided that, except for any such Investment made with the proceeds of Asset Sales or the sale or disposition of Designated Assets or Basket Assets, (A) the aggregate of all such Investments shall not exceed $100,000,000 in any fiscal year and (B) the Secured Debt/EBITDA Ratio shall not, after giving effect to such Investment on a pro forma basis, exceed 7.5 to 1.0;

(d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.05;

(e) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor;

(f) any Investments received (i) in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent Guarantor or any of its Restricted Subsidiaries, including (A) obligations of financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (B) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (ii) in compromise or resolution of litigation, arbitration or other disputes, or (iii) on account of any claim against, or an interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any claim against any other Person;

(g) any Investment consisting of extensions of credit including, without limitation, accounts receivables or notes receivables arising from the grant of trade credit or prepayments or similar transactions, if created or acquired in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(h) any Investment existing on the date of this Agreement;

(i) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business;

(j) Investments in Affiliates of the Borrower resulting from the drawings under, or renewals or extensions of, letters of credit, surety bonds, guarantees, or performance bonds supporting obligations of such Affiliates, and Investments in Subsidiaries of the Borrower to cash collateralize obligations supported by such letters of credit, bonds or guarantees if they expire or are cancelled undrawn to be made by the Borrower or any of its Subsidiaries in order to avoid a default pursuant to contracts or agreements;

(k) Investments made in connection with any Discontinued Business Operations or Disclosed Litigation so long as (i) in the case of any Discontinued Business Operations other than as described in clause (ii) below, the aggregate amount of such Investments shall not exceed $75,000,000 at any time outstanding and (ii) in the case of Tolling Agreements, Disclosed Litigation, or the wind-down, settlement or disposition of Third Party Risk Management transactions, (A) the Parent Guarantor or its Subsidiaries shall have received reasonably equivalent value for such Investment, or (B) (in the case of Tolling Agreements) the liabilities, if any, in respect of such Investment shall not be any greater than the liabilities associated with the applicable Tolling Agreement;

(l) Investments in any (i) Person in which the Borrower or any of its Subsidiaries, directly or indirectly, owns Equity Interests, to provide for the operation, maintenance or working capital of such Person or pursuant to Capital Commitments in an aggregate amount not to exceed $20,000,000 in any calendar year, (ii) Proportionately Consolidated Interests resulting from variances from prior periods in the volume of natural gas processed or the volumes of natural gas liquids produced pursuant to applicable construction and operation agreements, or (iii) Proportionately Consolidated Interests consisting of the payment of the proportional share of operating expenses through joint interest billings pursuant to applicable construction and operating agreements;

(m) any Guarantees permitted to be incurred pursuant to Section 7.03;

(n) Investments in CoGen Lyondell, Inc. or DGPI Inc. consisting of loans or advances in the ordinary course of business consistent with past practices relating to CoGen Lyondell, Inc. and DGPI Inc.;

(o) Investments (or distributions to allow IPC to make such payments) made by the Borrower or any of its Restricted Subsidiaries in satisfaction of the obligations of IPC pursuant to the Tilton Lease, and any direct purchase of assets subject to the Tilton Lease, in an aggregate amount not to exceed $81,000,000 (i) plus accrued rent, break costs (if applicable), legal fees and similar amounts and (ii) less any Indebtedness outstanding pursuant to Section 7.03(b)(vii);

(p) Investments made in satisfaction of the obligations pursuant to the Riverside Facility, and any direct purchase of assets subject to the Riverside Facility, in an aggregate amount not to exceed $190,000,000 (i) plus accrued rent, break costs (if applicable), legal fees, and similar amounts and (ii) less any amounts outstanding pursuant to Section 7.03(b)(xi);

(q) to the extent not prohibited by Law, (i) loans and advances to officers, directors, and employees of the Borrower and Subsidiaries existing on the Closing Date and (ii) additional loans and advances to officers, directors, and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding made in the ordinary course of business;

(r) any Investment made with Declined Proceeds, subject to the limitations of the 2003 Second Lien Indenture;

(s) any Investment in the Parent Guarantor to the extent the same would be permitted to be made as a Restricted Payment pursuant to Section 7.06(a); and

(t) other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed $30,000,000 incurred in any calendar year.

7.03. Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, or issue any Disqualified Stock or, in the case of the Restricted Subsidiaries, any preferred stock, except:

(a) in the case of the Borrower, any of its Restricted Subsidiaries or any Loan Party, Indebtedness owed to the Borrower, any other Restricted Subsidiary or any Loan Party provided that, in each case, such Indebtedness shall (i) be permitted by Section 7.02 and (ii) be subordinated to the Obligations as provided in Section 10.06; and

(b) in the case of the Borrower and its Restricted Subsidiaries,

(i) Indebtedness under the Loan Documents;

(ii) Indebtedness outstanding on the date hereof that is listed on Schedule 7.03;

(iii) Indebtedness in respect of any Guarantees by the Guarantors (A) of Indebtedness under the Indentures and (B) and any newly-created direct Subsidiary of the Borrower in respect of any Indebtedness of the Borrower issued in connection with a refinancing or refunding of, or exchange for, any Indebtedness issued under the Indentures, so long as any such newly-created Subsidiary is in compliance with the provisions of Section 6.12;

(iv) (A) Indebtedness represented by Capital Lease Obligations, mortgage financings, Off-Balance Sheet Obligations and purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Borrower or any of its Restricted Subsidiaries, and (B) Indebtedness acquired or assumed in connection with acquisitions consummated solely in connection with Capital Expenditures permitted by Section 7.12; provided that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred pursuant to this clause (iv), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any such Indebtedness, shall not exceed $100,000,000 at any time outstanding;

(v) the obligation of the Borrower or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services, or progress payments in connection with such goods and services, including turbines, transformers and similar equipment, so long as such obligations are incurred in the ordinary course of business and, if applicable, such payments are permitted under Section 7.12;

(vi) Indebtedness not otherwise permitted by this Section 7.03 incurred or assumed in connection with the Discontinued Business Operations or Disclosed Litigation so long as (A) the Borrower or such Subsidiary shall have complied with the requirements of Section 7.02(k) with respect to the transaction pursuant to which such Indebtedness is incurred or assumed and (B) the aggregate amount of such Indebtedness shall not exceed $75,000,000 at any time outstanding (provided that the following shall not be included when calculating the foregoing dollar limitation: (y) any Indebtedness created or incurred as a result of set off, cancellation, assignment or similar transactions among or between Subsidiaries that engage in Discontinued Business Operations, or among or between such Subsidiaries and other Loan Parties in connection with the wind-down of the Discontinued Business Operations and (z) any Indebtedness related to Tolling Agreements, Disclosed Litigation, or the wind-down, settlement, or disposition of Third Party Risk Management transactions);

(vii) Indebtedness incurred in satisfaction of the obligations of IPC pursuant to the Tilton Lease, including the incurrence of any obligation to pay Rent or the Purchase Amount (each as therein defined); provided that any asset obtained upon payment of the Purchase Amount shall be deemed to be an asset of the type described in clause (d) of the lead-in to Section 6.12 and shall become subject to the Liens created under the Collateral Documents;

(viii) Indebtedness in respect of the 2003 Second Lien Notes;

(ix) Indebtedness in respect of the 2003 Convertible Securities;

(x) Indebtedness in respect of the Alpha Facility;

(xi) Indebtedness in respect of the Riverside Facility;

(xii) Indebtedness owed to CoGen Lyondell, Inc. or DGPI Inc. so long as such Indebtedness is incurred in the ordinary course of business consistent with past practices relating to CoGen Lyondell, Inc. and DGPI Inc.

(xiii) Indebtedness representing deferred tax obligations assumed in connection with an Illinova Asset Sale;

(xiv) Indebtedness acquired or assumed in connection with an acquisition of Capital Stock or other property that is permitted pursuant to Section 7.02(c) in an aggregate principal amount not in excess of $100,000,000;

(xv) other Indebtedness not otherwise permitted under this Section 7.03 in an aggregate principal amount not in excess of $700,000,000 that (A) is either unsecured or secured by Liens permitted by Section 7.01(c) and (B) has a maturity no earlier than six months after the Term Loan Maturity Date;

(xvi) Indebtedness in respect of (A) letters of credit in an aggregate face amount not in excess of $600,000,000 and (B) surety bonds issued in the ordinary course of business;

(xvii) any Guarantee of Indebtedness that is otherwise permitted pursuant to this Section 7.03; and

(xviii) Permitted Refinancing Indebtedness in respect of the foregoing clauses (i), (ii), (iii), (vi), (vii), (viii), (ix), (xi), (xv), (xvii) and this clause (xviii).

7.04. Fundamental Changes.

(a) The Parent Guarantor shall not, and the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets (whether now owned or hereafter acquired) of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person except that:

(i) so long as no Default exists or would result therefrom, any Subsidiary may merge with or dissolve into (A) the Parent Guarantor, provided that the Parent Guarantor shall be the continuing or surviving Person, (B) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (C) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with or dissolving into another Subsidiary, the Guarantor shall be the continuing or surviving Person or such other Subsidiary shall become a Guarantor upon the consummation of such merger or dissolution in compliance with Section 6.12;

(ii) in connection with any Investment, sale or disposition, restructuring, liquidation, winding up, dissolution or other transaction relating to the Discontinued Business Operations, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it or may dissolve, liquidate or otherwise wind up;

(iii) in connection with any Asset Sale permitted under Section 7.05, any Subsidiary of the Borrower may dissolve, liquidate, consolidate or merge with or into any other Person or permit any other Person to merge into or consolidate with it;

(iv) so long as no Default exists or would result therefrom, in connection with any Investment permitted under Section 7.02, any Subsidiary of the Borrower may merge or dissolve into or consolidate with any other Person or permit any other Person to merge or dissolve into or consolidate with it; provided that the Person surviving such merger, dissolution or consolidation shall be a Guarantor in compliance with Section 6.12; and

(v) any Dormant Subsidiary may dissolve, liquidate, wind up, consolidate or merge with or into any other Person;

provided that in each case, immediately after giving effect thereto, in the case of any such merger, consolidation or dissolution to which the Borrower is a party, the Borrower is the surviving corporation.

(b) The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person;

provided that this Section 7.04 shall not apply to (i) a merger of the Parent Guarantor with an Affiliate solely for the purpose of reincorporating the Parent Guarantor in another jurisdiction or (ii) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower and the Subsidiary Guarantors.

7.05. Asset Sales. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(a) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as reasonably determined by the Borrower or such Restricted Subsidiary);

(b) at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of:

(i) cash or Cash Equivalents; provided that for purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities, as shown on the Borrower’s most recent consolidated balance sheet, of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Restricted Subsidiary from further liability; and

(B) any securities, notes, or other obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted (by sale or other disposition) by the Borrower or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion within 60 days after such Asset Sale; and

(C) reasonable reserves for indemnity obligations and purchase price adjustments funded in cash or held back by the purchaser; and/or

(ii) Replacement Assets; provided that:

(A) the Fair Market Value of such Replacement Assets shall be at least equal to the Fair Market Value of the portion of the assets sold or otherwise disposed of attributable thereto, and, in each case, the Fair Market Value shall be evidenced by (1) in the case of Replacement Assets representing consideration less than $75,000,000, a resolution of the applicable Board of Directors or (2) in the case of Replacement Assets representing consideration equal to or exceeding $75,000,000, an appraisal satisfactory to the Administrative Agents that is conducted by a valuation firm reasonably satisfactory to the Administrative Agents; and

(B) if the assets or Equity Interests sold in the relevant Asset Sale constituted part of the Collateral, then the Parent Guarantor shall use all commercially reasonable efforts to grant, or cause the applicable Restricted Subsidiary to grant, as promptly as reasonably practicable, a first-priority Lien (subject to Permitted Liens) upon such Replacement Assets as security for the Obligations;

(c) if the Asset Sale is a sale of assets other than Designated Assets or Basket Assets, the pro forma Secured Debt/EBITDA Ratio, after giving effect to such Asset Sale, shall not exceed 7.5 to 1.0;

(d) if the Asset Sale is a sale of assets relating to the Baldwin Facility or all or substantially all of the assets comprising the Midstream Business, the Required Lenders shall have consented in writing to such Asset Sale; and

(e) if, after giving pro forma effect to such Asset Sale, the Net Proceeds from all Asset Sales (other than Asset Sales of Designated Assets) made since the Closing Date would exceed $1,000,000,000, and either (i) the Net Proceeds from such Asset Sale would exceed $100,000,000 or (ii) the Net Proceeds from such Asset Sale would cause the aggregate amount of all Net Proceeds from Asset Sales made during the same fiscal year to exceed $100,000,000, the Borrower shall have received written confirmation from each of S&P and Moody’s (prior to the consummation of such Asset Sale) that the credit rating that would be assigned by such entity to the Facilities after giving effect to such Asset Sale, the use of the proceeds thereof, and all transactions related thereto shall be no lower than such rating assigned by such entity to the Facilities immediately prior to the time that such entity shall have become aware of such proposed Asset Sale, the use of the proceeds thereof, and all transactions related thereto.

7.06. Restricted Payments.

(a) Restricted Payments by Borrower and its Restricted Subsidiaries. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, except for the following:

(i) the payment by any Person of any dividend solely in the common stock or other common Equity Interests of such Person;

(ii) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;

(iii) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of, Equity Interests of the Parent Guarantor (other than Disqualified Stock);

(iv) the defeasance, redemption, repurchase, or other acquisition of Indebtedness of the Borrower or any of its Restricted Subsidiaries that is contractually subordinated to the Obligations in exchange for or with the net cash proceeds from a substantially concurrent (A) incurrence of Permitted Refinancing Indebtedness or issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor or (B) contribution to the capital of the Borrower or any of its Restricted Subsidiaries of proceeds from the incurrence of Indebtedness of the Borrower (excluding Indebtedness that is Guaranteed by the Borrower or any of its Restricted Subsidiaries) or issuance of Equity Interests of the Parent Guarantor;

(v) so long as no Default has occurred and is continuing or would be caused thereby, from time to time, the payment of dividends in cash to the Parent Guarantor to repurchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor held by any current or former officer, director or employee of the Parent Guarantor or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employee benefit plan or similar agreement; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any twelve-month period shall not exceed $1,000,000 and (B) any amounts not used in any twelve-month period may be carried forward, in an amount not to exceed $1,000,000, to the following twelve-month period;

(vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(vii) Permitted Payments to Parents;

(viii) so long as no Default has occurred and is continuing or would be caused thereby, distributions in cash to the Parent Guarantor to make regularly scheduled interest payments on the IP Intercompany Note; provided that the Borrower may fund prepayments of up to twelve months of interest (but in no event shall more than twelve months of interest be prepaid at any time);

(ix) so long as no Default has occurred and is continuing or would be caused thereby, distributions in cash to the Parent Guarantor (A) to fund payment or prepayment of principal on the IP Intercompany Note, or (B) to fund, upon contemporaneous contribution by the Parent Guarantor, directly or indirectly, to IPC, capital expenditures and operating expenses in the ordinary course of business of IPC; provided that, in the case of clauses (A) and (B) above, such distributions shall not cause the Liquidity of the Parent Group to be less than $200,000,000 for any consecutive ten Business Day period; and provided further that (1) the aggregate amount of all such cash distributions does not exceed $450,000,000 since the Closing Date or (2) such cash distributions are a prepayment of the IP Intercompany Note made in connection with an Illinova Asset Sale;

(x) so long as no Default has occurred and is continuing or would be caused thereby, distributions in cash to the Parent Guarantor to make (A) regularly scheduled payments of interest then due on the 2003 Junior Unsecured Subordinated Notes, (B) any mandatory prepayments then due on the 2003 Junior Unsecured Subordinated Notes, and (C) in an aggregate amount not to exceed the Declined Proceeds, any other prepayment, redemption, or defeasance of the 2003 Junior Unsecured Subordinated Notes;

(xi) so long as no Default has occurred and is continuing or would be caused thereby, distributions in cash to the Parent Guarantor to make regularly scheduled dividend payments in respect of the 2003 Convertible Preferred Stock; provided that all such distributions under this clause (xi) in any fiscal year shall not exceed the sum of (A) $22,000,000 and (B) any unused portion of such $22,000,000 basket plus accrued dividends on such unused portion from each preceding fiscal year since the Closing Date, beginning with a carry-over from the fiscal year 2004 allowance to fiscal year 2005; and provided further that such distributions shall not cause the Liquidity of the Parent Group to be less than $200,000,000 for any consecutive ten Business Day period;

(xii) any purchase, redemption, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by any agreement pursuant to which such Subordinated Indebtedness was issued, but only if the Borrower, in the case of an Asset Sale, has complied with Section 7.05;

(xiii) any Restricted Payment made with Exempt Proceeds, subject to the limitations of the 2003 Second Lien Indenture; provided that (A) any such Restricted Payment shall be qualified, to the extent qualified by default and event of default qualification in such Indenture, by the condition that no Default has occurred and is continuing or would be caused thereby and (B) proceeds of any such Restricted Payments may not be used for the payment of dividends on, or the repurchase or redemption of Equity Interests of, the Parent Guarantor; or

(xiv) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50,000,000 since the Closing Date.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Fair Market Value of any assets or securities that are required to be valued by this covenant exceeds $50,000,000, then such Fair Market Value shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Administrative Agents. For the avoidance of doubt, the Borrower or any of its Restricted Subsidiaries may pay (either directly or indirectly by making payments to the Parent Guarantor) interest on or principal at Stated Maturity of Indebtedness of the Parent Guarantor, including the 2003 Convertible Securities and any other convertible subordinated debt securities of Parent Guarantor, so long as the Borrower or its Restricted Subsidiaries have Guaranteed such Indebtedness and the Guarantee was permitted to be incurred pursuant to Section 7.03. Payments by the Borrower or any of its Restricted Subsidiaries in respect of such Guaranteed Indebtedness and such other securities of the Parent Guarantor shall not constitute Restricted Payments. Any loans, dividends, or advances from the Borrower or any of its Restricted Subsidiaries to the Parent Guarantor, for purposes of this Section 7.06, shall be determined to be “distributions.”

(b) Restricted Payments to and from Illinova.

(i) To the extent that Illinova receives any distributions from IPC, (A) Illinova shall distribute all such distributions received to the Parent Guarantor and (B) except for the Parent Guarantor’s express ability to retain Permitted Payments to Parents, the Parent Guarantor shall contemporaneously contribute all such distributions to the Borrower; provided that the obligation of Illinova to make any distributions pursuant to clause (A) above and the obligation of Parent Guarantor to make any contributions pursuant to clause (B) above, in each case, shall be limited in an aggregate principal amount to distributions made by the Borrower in reliance on Section 7.06(a)(ix) and (x).

(ii) Notwithstanding the foregoing:

(A) if Illinova distributes Net Proceeds from any Asset Sale to the Parent Guarantor, the Parent Guarantor shall contribute such Net Proceeds to the Borrower to the extent the Borrower has made distributions to Parent Guarantor in reliance on Section 7.06(a)(ix) and (x), in lieu of complying with the provisions of Section 7.06(b)(i);

(B) Illinova may make Permitted Payments to Parents and Parent Guarantor shall not be required to contribute such amounts to the Borrower pursuant to clause (B) of Section 7.06(b)(i); and

(C) Illinova shall not be required to make any distribution pursuant to clause (A) of Section 7.06(b)(i) and the Parent Guarantor shall not be required to make any contributions pursuant to clause (B) of Section 7.06(b)(i), in each case to the extent prohibited by law.

(iii) None of the Parent Guarantor or any of its Restricted Subsidiaries (other than Illinova and its Restricted Subsidiaries) shall (A) enter into any contract, agreement, loan, advance, guarantee, lease, license, or similar arrangement with or in favor of any Subsidiary of Illinova (other than such agreements (1) as are in effect as of the date of the Agreement and as the same may be amended, restated, renewed, replaced, supplemented, or otherwise modified in the ordinary course of business and (2) as may be entered into after the date of the Agreement provided that they are made in the ordinary course of business consistent (in scope, character, and amount) with past practice and are on terms no less favorable to the Parent Guarantor or the Borrower and its Restricted Subsidiaries, as applicable, that would have been obtained in an arm’s length transaction with an unrelated Person (collectively, the “Permitted Illinova Subsidiary Contracts”)) or (B) accept any payment or distribution of any kind from any Subsidiary of Illinova unless such distribution or payment is (1) paid or distributed to the Parent Guarantor, the Borrower or its Restricted Subsidiaries through Illinova, (2) made pursuant to the Permitted Illinova Subsidiary Contracts, or (3) a Permitted Payment to Parents; provided that this paragraph shall not restrict transactions between or among (x) the Parent Guarantor or the Borrower and its Restricted Subsidiaries on the one hand and Illinova (but not its Subsidiaries) on the other hand (subject to compliance with the other provisions of this Agreement including without limitation, Section 7.06(a)), (y) Illinova and its Subsidiaries, or (z) any Subsidiaries of Illinova.

7.07. Change in Nature of Business. The Parent Guarantor shall not, and the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any material line of business other than Permitted Business.

7.08. Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Affiliate Transaction, unless such Affiliate Transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or the relevant Restricted Subsidiary, and (c) on terms that are no less favorable (as reasonably determined by the Borrower) to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person.

7.09. Burdensome Agreements. Except as otherwise permitted under Section 7.01, 7.02, 7.03(b), 7.05 or 7.16, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement, any other Loan Document, any agreement or instrument governing the terms of the 2003 Second Lien Notes or the 2003 Convertible Securities, any Permitted Refinancing Indebtedness of the 2003 Second Lien Notes or the 2003 Convertible Securities, or any agreement with, or any agreement resulting from, the application of any Law by any Governmental Authority) that limits the ability (a) of any Restricted Subsidiary (other than a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, (b) of any Restricted Subsidiary (other than a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to Guarantee the Indebtedness of the Borrower, or (c) of the Borrower or any Restricted Subsidiary (other than a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person; except, in the case of clauses (a), (b), and (c), for (i) any such limitation contained in any agreement in effect on the Closing Date and any amendments, modifications, restatements, renewals or replacements thereof that are not more restrictive, taken as a whole, than the encumbrances existing on the Closing Date, (ii) customary encumbrances and restrictions entered into in the ordinary course of business that are not more restrictive, taken as a whole, than the encumbrances existing on the Closing Date, (iii) such limitations contained in agreements that exist at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, and any amendments, modifications, restatements, renewals or replacements thereof that are not more restrictive, taken as a whole, than the encumbrances existing at the time such Person became a Subsidiary, and (iv) (A) any limitation that limits the ability of a Subsidiary to transfer property or enter into such Guarantees or (B) any negative pledge on any property contained in any agreement for an Asset Sale of such property so long as such Asset Sale is permitted by the terms hereof, any negative pledge in favor of the holder of a Permitted Lien on the property subject to such Permitted Lien and any negative pledge on any accounts receivable, payment intangibles, instruments or other similar rights to payment from a counterparty or its Affiliates granted on such rights to payment to such counterparty or its Affiliates.

7.10. Use of Proceeds. The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose (in each case to the extent such action is in violation of Regulation U).

7.11. Financial Covenants.

(a) Secured Debt/EBITDA Ratio. The Parent Guarantor shall not permit the Secured Debt/EBITDA Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth below:

Measurement Period Ending:	Maximum Secured Debt/EBITDA Ratio:
September 30, 2004	8.1:1.0
December 31, 2004	8.0:1.0
March 31, 2005	8.0:1.0
June 30, 2005	8.0:1.0
September 30, 2005	8.0:1.0
December 31, 2005	8.0:1.0
March 31, 2006	8.0:1.0
June 30, 2006	8.0:1.0
September 30, 2006	8.0:1.0
December 31, 2006	8.0:1.0
March 31, 2007	7.5:1.0
June 30, 2007	7.5:1.0
September 30, 2007	7.5:1.0
December 31, 2007	7.5:1.0
March 31, 2008 and thereafter	7.0:1.0

(b) Minimum Liquidity. The Parent Guarantor shall not permit the Liquidity of the Parent Group to be less than $200,000,000 for any consecutive ten Business Day period.

7.12. Capital Expenditures. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make Capital Expenditures (other than Capital Expenditures made with Exempt Proceeds and Additional Exempt Proceeds) during the four-fiscal quarter period ending on the applicable date set forth below in an aggregate amount exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries, the amount set forth opposite such date:

Four-Fiscal Quarter Period Ending:	Amount:
September 30, 2004	$265,000,000
December 31, 2004	$265,000,000
March 31, 2005	$250,000,000
June 30, 2005	$240,000,000
September 30, 2005	$230,000,000
December 31, 2005	$220,000,000
March 31, 2006	$220,000,000
June 30, 2006	$220,000,000
September 30, 2006	$220,000,000
December 31, 2006	$220,000,000

Four-Fiscal Quarter Period Ending:	Amount:
March 31, 2007	$262,000,000
June 30, 2007	$334,000,000
September 30, 2007	$368,000,000
December 31, 2007	$415,000,000
March 31, 2008	$419,000,000
June 30, 2008	$430,000,000
September 30, 2008	$434,000,000
December 31, 2008	$440,000,000
March 31, 2009	$388,000,000
June 30, 2009	$305,000,000
September 30, 2009	$261,000,000
December 31, 2009	$210,000,000
March 31, 2010	$201,000,000
June 30, 2010	$194,000,000
September 30, 2010	$189,000,000
December 31, 2010	$185,000,000

provided that (i) any portion of any amount set forth above, if not expended in the four fiscal quarter period for which it is permitted above, may be carried over for expenditure in any successive four fiscal quarter period and (ii) up to 50% of any amount set forth above may be carried back for expenditure in any prior four fiscal quarter period (any such amount, the “Capital Expenditure Carryback Amount”) and the amount set forth above for such future four fiscal quarter period shall be reduced by such Capital Expenditure Carryback Amount; provided further that, notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may make additional Capital Expenditures that are required to comply with Laws or the application of Laws and not reflected in the forecasts provided to the Lenders on or prior to the date hereof.

7.13. Amendments of Organizational Documents. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, amend any of its Organizational Documents other than any such amendment (a) made solely in connection with a transaction that is otherwise permitted under this Agreement, (b) that could not reasonably be expected to have a Material Adverse Effect, or (c) in connection with Discontinued Business Operations.

7.14. Accounting Changes. The Parent Guarantor shall not, and the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any change in (a) accounting policies or reporting practices, except (i) as required or permitted by GAAP or (ii) as the Parent Guarantor deems necessary to comply with any Law, or (b) fiscal year.

7.15. Prepayments, Etc. of Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy or make any unscheduled payment, in each case, prior to the scheduled maturity thereof in any manner (whether directly or indirectly), or make any payment in violation of any subordination terms of, any Indebtedness for borrowed money, including, without limitation, obligations owing in respect of the Alpha Facility and the Riverside Facility (other than any intercompany Indebtedness), except for the following:

(a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement;

(b) required prepayments or redemptions of Indebtedness that is permitted by Section 7.03;

(c) the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of any Indebtedness that, as of the date hereof, has a final maturity date no later than the Term Loan Maturity Date;

(d) the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of any Indebtedness in connection with any refinancing, refunding, or exchange thereof permitted by Section 7.03;

(e) (i) the prepayment of any intercompany Indebtedness owed by Illinova to IPC (the “ILN/IPC Debt”) so long as the aggregate principal amount of any cash prepayments shall not exceed $450,000,000 over the term of the Facilities and (ii) in connection with an Illinova Asset Sale, (A) the offset of the ILN/IPC Debt against the amount IPC owes Illinova, (B) the termination of the ILN/IPC Debt in exchange for the assumption of IPC’s deferred tax obligations and IPC’s repurchase of its Capital Stock from Illinova, and (C) any other extinguishment of the ILN/IPC Debt;

(f) any payment permitted pursuant to Section 7.02(k);

(g) the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of Indebtedness under the Early Maturity DHI Bonds, the Riverside Facility or the Alpha Facility;

(h) the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of Indebtedness under the Late Maturity DHI Bonds (i) with Exempt Proceeds or (ii) with funds other than Exempt Proceeds in an aggregate amount not to exceed the sum of (A) $50,000,000 and (B) the lesser of (1) $100,000,000 and (2) an amount equal to the positive cumulative free cash flow for the Borrower for the period from January 1, 2004 to the last day of the most recent fiscal quarter of the Borrower ending on or prior to the date of such payment minus Capital Expenditures made during such period, over the term of the Facilities;

(i) the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of the 2003 Second Lien Notes (i) with Exempt Proceeds or (ii) with funds other than Exempt Proceeds, provided that (A) such prepayment, redemption, repurchase, defeasance or other unscheduled payment shall not cause the Liquidity of the Parent Group to be less than $200,000,000 for any consecutive ten Business Day period and (B) the Secured Debt/EBITDA Ratio, after giving pro forma effect to such prepayment, redemption, repurchase, defeasance or other unscheduled payment, shall not exceed 7.5 to 1.0;

(j) any such prepayment, redemption, purchase, defeasance, or other unscheduled payment made with Exempt Proceeds, subject to the limitations of the 2003 Second Lien Indenture; and

(k) notwithstanding anything to the contrary in this Section 7.15, any such prepayment, redemption, purchase, defeasance, or other unscheduled payment made solely with the net proceeds of any Junior Indebtedness or the issuance of any Capital Stock by the Borrower or any of its Restricted Subsidiaries, subject to the limitations of the 2003 Second Lien Indenture.

7.16. Swap Contracts. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or assume any Swap Contracts other than: (a) in respect of the production, handling, aggregation, storage, purchase, supply and delivery of energy-related products and services, financial or physical energy-related risk management products and services, energy management and asset management services, in each case to the extent such activities are performed directly or indirectly for the benefit of, or to manage or mitigate risk involving assets, property, inventory positions or sales or purchase obligation positions owned, controlled or held by, the Borrower or any Subsidiary thereof, (b) in connection with the on-going management of Third Party Risk Management transactions or positions, existing as of the Closing Date, including entering into amendments, modifications, supplements, restatements or replacement thereof or new transactions or positions in order to manage the risks from time to time relating to such transactions or positions, or entered into as agent for or on behalf of third parties where effective liability for such transactions or positions resides with or has been transferred to such third parties by law or contract, (c) in respect of gas processing and natural gas liquids or in connection with the management of natural gas or natural gas liquids price risk or (d) in respect of interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice. As used herein, “Third Party Risk Management” means, the production, handling, aggregation, storage, purchase, supply and delivery of energy-related products and services, financial or physical energy-related risk management products and services, energy management, operation and maintenance services, general and administrative services, back office services, asset management services and operations of Southstar and Nicor Energy retail alliances, in each case to the extent such activities are not performed directly or indirectly for the benefit of, or to manage or mitigate risk involving assets, property, inventory positions or sales or purchase obligation positions owned, controlled or held by, the Borrower or any Subsidiary thereof.

7.17. Partnerships, Etc. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become a general partner in any general or limited partnership or joint venture, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

7.18. Formation of Subsidiaries. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, organize or invest in any new Subsidiary except as permitted under Section 7.02.

7.19. Amendments, Etc. of 2003 Convertible Preferred Stock. The Parent Guarantor shall not amend, modify or change any term or condition of the 2003 Convertible Preferred Stock or agree in any manner to any other amendment, modification or change of any term or condition of the 2003 Convertible Preferred Stock in any manner adverse to the interests of the Lenders.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any prepayment premium, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or the Parent Guarantor, as applicable, fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), 6.05 (with respect to the Parent Guarantor, the Borrower or any Material Subsidiary only) and 6.17 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe (i) the covenant in Section 6.07 and such failure continues for ten days after the earlier of (A) the date such Loan Party obtains knowledge of such non-compliance and (B) receipt of notice of such non-compliance from either Administrative Agent (whether by itself or at the request of any Lender) to the Borrower or (ii) any other covenant or agreement (not specified in clause (i) or in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (A) the date such Loan Party obtains knowledge of such non-compliance and (B) receipt of notice of such non-compliance from either Administrative Agent (whether by itself or at the request of any Lender) to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower, the Parent Guarantor or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made, and, with respect to any representation contained in Section 5.08(b), 5.08(c) or 6.02(f) which is incorrect or misleading in any material respect when made or deemed made, the Loan Parties shall not have complied with the provisions of Section 6.13 with respect to such real property or leases within 30 days following the date on which a Loan Party obtains knowledge of the inaccuracy of such representation; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that any event described in this Section 8.01(e) that occurs in respect of a non-wholly owned Subsidiary shall not be an Event of Default unless the Fair Market Value of the total aggregate assets of the non-wholly owned Subsidiaries as to which such event or events have occurred is at least $50,000,000 and such event or events shall not have been cured within 45 days; or

(f) Insolvency Proceedings, Etc. The Parent Guarantor, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Parent Guarantor, the Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments. There is entered against the Parent Guarantor, the Borrower or any Material Subsidiary a final non-appealable judgment or order for the payment of money for an amount exceeding $50,000,000 (net of insurance coverage which is reasonably expected to be paid by the insurer) and either (i) such judgment or order is not discharged within a period of 60 consecutive days following the rendering thereof and enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) any Loan Party or any ERISA Affiliate defaults, within the meaning of Section 4219(c)(5) of ERISA, with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or

(j) Invalidity of Loan Documents. The Parent Guarantor or any Subsidiary thereof asserts that any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; the Parent Guarantor or any Subsidiary thereof contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.12 or 6.13 shall for any reason (other than pursuant to the terms thereof or hereof) cease to create a valid and perfected lien on and security interest in any material portion of the Collateral.

8.02. Remedies Upon Event of Default.

(a) Termination of Commitments. If any Event of Default occurs and is continuing, the Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders, declare the Revolving Credit Commitments and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Credit Commitments and obligation shall be terminated;

(b) Acceleration and other Remedies. If any Event of Default occurs and is continuing, the Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(ii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iii) exercise on behalf of itself, the other Agents and the Lenders all rights and remedies available to it, the other Agents and the Lenders under the Loan Documents (including, without limitation, all of the Collateral Documents) or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

8.03. Application of Monies Upon Event of Default. Upon an Event of Default, any monies received by any Agent shall be applied to the Obligations, subject to the priorities set forth in the Collateral Trust Agreement, in the following order of priority:

(i) first, to costs and expenses owed to the Agents and any L/C Issuer, ratably in accordance with such respective costs and expenses then owing to the Agents and such L/C Issuers;

(ii) second, to fees and interest owed to the Lenders, ratably in accordance with such respective fees and interest then owing to the Lenders; and

(iii) third, ratably to payments of principal (and Cash Collateralization of Letters of Credit).

ARTICLE IX

ADMINISTRATIVE AGENTS AND OTHER AGENTS

9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each of the Lenders (in its capacities as a Lender and L/C Issuer (if applicable)) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent and as the representative of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, subagents and attorneys-in-fact appointed by the Collateral Agent or by either Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(d) Each of the Lenders hereby irrevocably authorizes the Agents to enter into intercreditor arrangements on behalf of such Lender in respect of the 2003 Second Lien Notes (including amendments thereto, if any, (i) consistent with the terms of this Agreement and (ii) which do not otherwise adversely affect the rights and remedies of the Lenders) and any Permitted Refinancing Indebtedness in respect of the 2003 Second Lien Notes.

(e) Each Lender hereby irrevocably authorizes the Collateral Agent to (i) direct the Collateral Trustees to execute the Mortgage Supplements, (ii) consent to the amendment to the Collateral Trust Agreement delivered pursuant to Section 4.01(a)(v) and (iii) enter into any other documents necessary to reflect the terms of this Agreement or effectuate the provisions in clauses (i) and (ii), in each case, in accordance with the Collateral Trust Agreement.

9.02. Delegation of Duties. Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agents) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Lenders hereby acknowledge that each Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agents shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Payment Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agents will notify the Lenders of its receipt of any such notice. The Administrative Agents shall take such action, or direct the Collateral Agent to take such action or refrain from taking such action, with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agents or the Collateral Agent, as the case may be, have received any such direction, the Administrative Agents or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as they shall deem advisable or in the best interest of the Lenders.

9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided that no action taken by any Agent-Related Person in accordance with the directions of the Required Lenders, and no action taken or refrained from being taken by the Collateral Agent at the direction of an Administrative Agent, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. As used herein, “Indemnified Liabilities” for each Agent-Related Person means (i) any amounts not reimbursed by the Borrower for which such Agent-Related Person is entitled to reimbursement by the Borrower under the Loan Documents, (ii) any other reasonable expenses incurred by such Agent-Related Person on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any reasonable expenses incurred by such Agent-Related Person in connection with any dispute between such Agent-Related Person and any Lender or between two or more of the Lenders) and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent-Related Person in connection with any dispute between such Agent-Related Person and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents. Without limitation of the foregoing, each Lender shall reimburse each Agent and each L/C Issuer upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the

Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of such Agent.

9.08. Agents in their Individual Capacities. Citicorp USA, Inc., Lehman Commercial Paper Inc. and JPMCB and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Citicorp USA, Inc., Lehman Commercial Paper Inc. and JPMCB were not Agents hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Citicorp USA, Inc., Lehman Commercial Paper Inc. and JPMCB or their respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, each of Citicorp USA, Inc., Lehman Commercial Paper Inc. and JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include each of Citicorp USA, Inc., Lehman Commercial Paper Inc. and JPMCB in its individual capacity.

9.09. Successor Agents. Any Agent may resign as Agent upon 30 days’ notice to the Lenders. If any Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the terms “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and collateral agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article IX and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

9.10. Administrative Agents May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agents shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agents and, in the event that the Administrative Agents shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agents to vote in respect of the claim of any Lender in any such proceeding.

9.11. Collateral and Guaranty Matters.

(a) Provided that no Event of Default then exists, the Collateral Agent shall, and shall direct the Collateral Trustees to, release any Lien on any property granted to or held by the Collateral Agent or the Collateral Trustees under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is Disposed of as part of or in connection with any sale, lease, conveyance or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01(f) and (g), if approved, authorized or ratified in writing by the Required Lenders.

(b) Provided that no Event of Default then exists, the Administrative Agents and the Collateral Agent shall, and shall direct the Collateral Trustees to, release any Loan Party from its obligations under the Loan Documents to which it is a party or by which it is bound (i) if such Person ceases to be a Subsidiary or is no longer required to be a party to the Guaranty as a result of a transaction permitted hereunder or otherwise in accordance with the terms of the Loan Documents, or (ii) subject to Section 11.01(f) and (g), if approved, authorized or ratified in writing by the Required Lenders.

(c) The Collateral Agent and the Administrative Agents, as the case may be, will, at the Borrower’s expense, timely execute and deliver such documents and notices and take such other actions as the Borrower may reasonably request to evidence the release of any Collateral or Loan Documents in accordance with this Section 9.11 and any other applicable terms of the Loan Documents.

(d) Each Lender hereby authorizes the Collateral Agent or the Administrative Agents to take the actions required under this Section 9.11. Without limiting such authorization, the requisite

Lenders will timely confirm in writing the authority of the Collateral Agent or the Administrative Agents, as applicable, with respect to any action under this Section 9.11.

9.12. Other Agents; Arrangers and Bookrunners. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “bookrunner,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.13. Appointment of Supplemental Collateral Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agents deem that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agents appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(b) In the event that the Administrative Agents appoint a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agents with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agents or such Supplemental Collateral Agents, and (ii) the provisions of this Article and of Section 11.04 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agents and/or such Supplemental Collateral Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agents for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agents. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agents until the appointment of a new Supplemental Collateral Agent.

ARTICLE X

GUARANTY

10.01. Guaranty; Limitation of Liability.

(a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and of all ACH Obligations now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agents and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agents, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c) Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any Guaranty Supplement, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

10.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall survive termination of this Agreement and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

10.03. Waivers and Acknowledgments.

(a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.02 and this Section 10.03 are knowingly made in contemplation of such benefits.

10.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest maturity date in respect of the Facilities outstanding from time to time and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agents in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the latest maturity date in respect of the Facilities outstanding from time to time shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

10.05. Guaranty Supplements. Upon the execution and delivery by any Additional Subsidiary Guarantor of a guaranty supplement in substantially the form of Exhibit H (each, a “Guaranty Supplement”), (a) such Person shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

10.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 10.06:

(a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agents so request, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agents on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agents Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agents are authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agents for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

10.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest maturity date in respect of the Facilities outstanding from time to time and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Upon the occurrence of the latest date specified in clause (a) above, the Guarantors shall be released from other Obligations under the Loan Documents. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in this Section 10.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

ARTICLE XI

MISCELLANEOUS

11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by each Administrative Agent that Lenders constituting the Required Lenders have approved such amendment or waiver, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date scheduled for any payment of principal or interest under Section 2.06 or 2.07, or any date fixed by the Payment Agent for the payment of fees or prepayment premium due to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, L/C Borrowing, or any fees or prepayment premium payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to change clause (c) of the definition of “Default Rate”;

(d) change the order of application of any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of Section 2.04(b) or 2.11(i), respectively, or change the provisions for pro rata payments, pro rata sharing or other pro rata treatment of the Lenders under either Facility, without the written consent of each Lender directly affected thereby;

(e) change any provision of this Section 11.01 or the definition of “Pro Rata Share” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f) release all or substantially all of the Collateral (other than as permitted by the Loan Documents) in any transaction or series of related transactions, without the written consent of each Lender;

(g) release all or substantially all of the value of the Guaranty (in each case, other than as permitted by the Loan Documents), without the written consent of each Lender; or

(h) impose any greater restriction on the ability of any Lender to assign, or sell participations in, any of its rights or obligations hereunder without the written consent of each Lender directly affected thereby;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by any L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; and (iii) Section 11.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) no such amendment, waiver or consent shall modify any provision of the Loan Documents (1) providing for Lenders to receive pro rata payments, pro rata sharing or other pro rata treatment or (2) in a manner that has a disproportionate effect on such Lender in relation to other Lenders under the affected Facility and (B) the Commitment of such Lender may not be increased or extended, in each case without the consent of such Lender if the consent of such Lender is otherwise required under the other provisions of this Section 11.01.

11.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 11.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Payment Agent, an Administrative Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agents and the L/C Issuers.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 11.02(c)), when delivered; provided that notices and other communications to the Administrative Agents and the L/C Issuers pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agents may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Sections 6.01 and 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

11.03. No Waiver; Cumulative Remedies. No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04. Costs and Expenses. The Borrower agrees (a) to pay or reimburse each Agent, each L/C Issuer, and each Joint Arranger named on the cover page of this Agreement for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs for one principal counsel at any time for all such parties and reasonably required local counsel, and other professionals retained and (b) to pay or reimburse each Agent and each Lender for all costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent and the cost of independent public accountants and other outside experts retained by any Agent. All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender, in its sole discretion.

11.05. Release and Indemnification by the Borrower and the Parent Guarantor.

(a) Whether or not the transactions contemplated hereby are consummated, the Borrower and the Parent Guarantor hereby, jointly and severally, unconditionally release and forever discharge each Agent-Related Person, each Lender and their respective Affiliates, successors, assigns, agents, directors, officers, employees, accountants, consultants, contractors, advisors and attorneys (collectively, the “Indemnitees”) from all Claims and jointly and severally agree to indemnify the Indemnitees, and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims. As used in this Agreement, the term “Claims” shall mean any and all possible claims, demands, actions, causes of actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, which the Borrower or the Parent Guarantor, or any of their agents, employees or affiliates may now or hereafter have or claim against any of the Indemnitees and irrespective of whether any such Claims arise out of contract, tort, strict liability, violation of Law or otherwise in connection with any of the Loan Documents and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Borrower and the Parent Guarantor, jointly and severally, agree that none of the Indemnitees have fiduciary or similar obligations to the Borrower or the Parent Guarantor and that their relationships are strictly that of creditor and debtor. This release is accepted by each Lender pursuant to this Agreement and shall not be construed as an admission of liability by any Lender or any other Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(b) THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THIS AGREEMENT AND OTHER TRANSACTION DOCUMENTS CONTAIN PROVISIONS RELEASING EACH INDEMNITEE FROM LIABILITY AND/OR INDEMNIFYING AND HOLDING HARMLESS EACH INDEMNITEE FOR, AMONG OTHER THINGS, INDEMNITEE’S OWN NEGLIGENCE. EACH OF THE BORROWER AND THE PARENT GUARANTOR AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THESE DOCUMENTS ARE

CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT EACH OF THE BORROWER AND THE PARENT GUARANTOR HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS. EACH OF THE BORROWER AND THE PARENT GUARANTOR HEREBY WAIVES ANY DEFENSES IT MIGHT ASSERT AGAINST EACH INDEMNITEE BASED ON THE HOLDING OF THE TEXAS SUPREME COURT IN ETHYL CORP. v. DANIEL CONST. CO., 725 S.W.2d 705 (Tex. 1987), PAGE PETROLEUM, INC., et al. V. DRESSER INDUSTRIES, INC., et al., 853 S.W.2d 505 (Tex. 1993), AND QUORUM HEALTH RESOURCES, L.L.C. v. MAVERICK COUNTY HOSPITAL DISTRICT et al., 308 F.3rd 451 (5th Cir. 2002) AND ANY RELATED CASE LAW HOLDINGS.

11.06. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent permitted by Law (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agents upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) in accordance with the provisions of Section 11.07(b), (ii) by way of participation in accordance with the provisions of Section 11.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(f) or (i), or (iv) to an SPC in accordance with the provisions of Section 11.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including, for purposes of this Section 11.07(b), participations in L/C Obligations) at the time owing to it) with the prior consent (not to be unreasonably withheld or delayed) of each of the Borrower, the Administrative Agents and each L/C Issuer, provided that (i) no such consent of the Administrative Agents or any L/C Issuer shall be required for an assignment to a Lender or for an assignment of a Term Loan, (ii) no such consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, to any other Person, (iii) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under a Facility and the Loans at the time owing to it thereunder or in the case of an assignment to a Lender or an Affiliate of a Lender or by the Administrative Agents, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment shall not be less than $5,000,000 (or, in the case of the Term Facility, $1,000,000), unless each of the Administrative Agents and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under a Facility, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; and (v) the parties to each assignment shall execute and deliver to the Payment Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Payment Agent pursuant to Section 11.07(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (other than delinquent obligations to any L/C Issuer) (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(d).

(c) The Payment Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Payment Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and the L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agents, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Subject to Section 11.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Payment Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Payment Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary contained herein, any Lender may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee as agent for holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) Notwithstanding anything to the contrary contained herein, if at any time any of Bank of America, N.A., Citibank, JPMCB or Bank One assigns all of its respective Commitments and Loans pursuant to Section 11.07(b), each of Bank of America, N.A., Citibank, JPMCB or Bank One, as applicable, may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of any of Bank of America, N.A., Citibank, JPMCB or Bank One, as applicable, as L/C Issuer. If any of Bank of America, N.A., Citibank, JPMCB or Bank One, as applicable, resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

11.08. Confidentiality. Neither any Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Parent Guarantor and its Subsidiaries furnished to the Agents or the Lenders by any Loan Party (such information being referred to collectively herein as the “Parent Information”), except that each of the Agents and each of the Lenders may disclose Parent Information (i) to its and its affiliates’ employees, officers, directors, agents and other advisors, including accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Parent Information and instructed to keep such Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any judicial order, subpoena or similar legal process or requested by any regulatory body with jurisdiction over any of the Agents or Lenders or their affiliates, employees, officers, directors, agents, accountants, attorneys and other advisors, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Parent Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this Section 11.08 by such Agent or such Lender, or (B) is or becomes available to such Agent or such Lender on a nonconfidential basis from a source other than a Loan Party and (viii) with the consent of the Borrower.

11.09. Setoff. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is authorized at any time and from time to time, with prior notice to the Borrower or any other Loan Party, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower, the Payment Agent and the Administrative Agents after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Payment Agent, the Administrative Agents and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Payment Agent, the Administrative Agents, such Lender and their respective Affiliates may have.

11.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

11.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15. Tax Forms.

(a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Payment Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Payment Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (iii) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Payment Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Payment Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Payment Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Payment Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Payment Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-81MY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a)

on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15 (a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv) The Payment Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

(b) Upon the request of the Payment Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Payment Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Payment Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c) If any Governmental Authority asserts that the Payment Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Payment Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Payment Agent under this Section 11.15, and costs and expenses (including Attorney Costs) of the Payment Agent. The obligation of the Lenders under this Section 11.15 shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Payment Agent.

11.16. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, EACH AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

11.17. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.18. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Guarantor and each Administrative Agent shall have been notified by each Lender and each L/C Issuer that each such Lender or L/C Issuer, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, and each Guarantor, each Agent-Related Person and each Lender and their respective successors and assigns and shall inure to the benefit of each Indemnitee, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

11.19. Amendment and Restatement. This Agreement is an amendment and restatement (but not an extinguishment) of the Existing DHI Credit Agreement and, other than as specifically amended and restated herein, the rights and obligations of the parties thereto shall remain in full force and effect.

11.20. USA PATRIOT Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with said Act.

11.21. Lender Addendum. Each initial Lender shall become a party to this Agreement by either signing a counterpart of this Agreement or delivering to the Administrative Agents a Lender Addendum duly executed by such Lender and the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DYNEGY INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY HOLDINGS INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

BG HOLDINGS, INC.

BLACK MOUNTAIN COGEN, INC.

BLACK THUNDER MEMBER, INC.

BLUE RIDGE GENERATION INC.

BLUEGRASS GENERATION, INC.

CALCASIEU POWER, INC.

CHARTER OAK (PARIS) INC.

CHESAPEAKE POWER, INC.

CHICKAHOMINY GENERATING COMPANY

COGEN POWER, INC.

DELTA COGEN, INC.

DES NORTHEAST, INC.

DMG ENTERPRISES, INC.

DMT HOLDINGS, INC.

DPC II INC.

DPC COLOMBIA – OPON POWER RESOURCES COMPANY

DPC POWER RESOURCES HOLDING COMPANY

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DRY CREEK POWER, INC.

DYNEGY ADMINISTRATIVE SERVICES COMPANY

DYNEGY CATLIN MEMBER, INC.

DYNEGY ENERGY SERVICES, INC.

DYNEGY ENGINEERING, INC.

DYNEGY GLOBAL ENERGY, INC.

DYNEGY GP INC.

DYNEGY I.T., INC.

DYNEGY MIDSTREAM G.P., INC.

DYNEGY MIDWEST GENERATION, INC.

DYNEGY NORTHEAST GENERATION, INC.

DYNEGY OPERATING COMPANY

DYNEGY PARTS AND TECHNICAL SERVICES, INC.

DYNEGY POWER CORP.

DYNEGY POWER DEVELOPMENT COMPANY

DYNEGY POWER HOLDINGS, INC.

DYNEGY POWER INVESTMENTS, INC.

DYNEGY POWER MANAGEMENT SERVICES, INC.

DYNEGY POWER MARKETING, INC.

DYNEGY POWER NEVADA, INC.

DYNEGY POWER SERVICES, INC.

DYNEGY RENAISSANCE POWER, INC.

DYNEGY SERVICES, INC.

DYNEGY STRATEGIC INVESTMENTS LP, INC.

DYNEGY TECHNOLOGY CAPITAL CORP.

FLORIDA MERCANTILE POWER, INC.

GASIFICATION SERVICES, INC.

GEORGIA MERCANTILE POWER, INC.

HART COUNTY IPP, INC.

HARTWELL INDEPENDENT POWER PARTNERS, INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

HARTWELL POWER COMPANY

HEP COGEN, INC.

IGC GRIMES COUNTY, INC.

IGC GRIMES FRONTIER, INC.

ILLINOIS POWER ENERGY, INC.

ILLINOVA CORPORATION

ILLINOVA ENERGY PARTNERS, INC.

ILLINOVA GENERATING COMPANY

IPG FERNDALE, INC.

IPG PARIS, INC.

JAMES RIVER ENERGY CORP.

MICHIGAN COGEN, INC.

MICHIGAN POWER, INC.

MICHIGAN POWER HOLDINGS, INC.

NGC STORAGE, INC.

NIPC, INC.

NORTHWAY COGEN, INC.

OCG COGEN, INC.

OYSTER CREEK COGEN, INC.

PARISH POWER, INC.

RIVERSIDE GENERATION, INC.

ROLLING HILLS GENERATION, INC.

RRP COMPANY

BLUE RIDGE GENERATION LLC

BLUEGRASS GENERATION COMPANY, L.L.C.

CALCASIEU POWER, LLC

CHICKAHOMINY POWER, LLC

DEM GP, LLC

DFS GENERAL PARTNER, LLC

DFS L.P., LLC

DMT G.P., L.L.C.

DYNEGY CABRILLO II LLC

DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.

DYNEGY DANSKAMMER, L.L.C.

DYNEGY ENERGY PIPELINE COMPANY LLC

DYNEGY HOLDING COMPANY, L.L.C.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY HUDSON POWER RETAIL, L.L.C.

DYNEGY INTRASTATE PIPELINE, LLC

DYNEGY LIQUIDS G.P., L.L.C.

By: Dynegy Midstream Services, Limited Partnership, its sole member

DYNEGY NGL PIPELINE COMPANY, LLC

DYNEGY OPI, LLC

DYNEGY REGULATED HOLDINGS, LLC

DYNEGY ROSETON, L.L.C.

DYNEGY STRATEGIC INVESTMENTS GP, L.L.C.

DYNEGY UPPER HOLDINGS, L.L.C.

HAVANA DOCK ENTERPRISES, LLC

HEARD COUNTY POWER, L.L.C.

HUDSON POWER, L.L.C.

MIDSTREAM BARGE COMPANY, L.L.C.

PALMETTO POWER, L.L.C.

RENAISSANCE POWER, L.L.C.

RIVERSIDE GENERATING COMPANY, L.L.C.

ROCKINGHAM POWER, L.L.C.

ROLLING HILLS GENERATING L.L.C.

TERMO SANTANDER HOLDING, LLC

COGEN POWER, L.P.

By: CoGen Power, Inc., its general partner

DMT HOLDINGS, L.P.

By: DMT L.P., LLC, its general partner

DYNEGY BROADBAND MARKETING AND TRADE

DYNEGY ENERGY MARKETING, LP

By: DEM GP, LLC, its general partner

DYNEGY FINANCIAL SERVICES, LIMITED PARTNERSHIP

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY LIQUIDS MARKETING AND TRADE

DYNEGY MARKETING AND TRADE

DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP

DYNEGY POWER MANAGEMENT SERVICES, L.P.

By: Dynegy Services, Inc., its general partner

DYNEGY STRATEGIC INVESTMENTS, L.P.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DMS LP, INC. DYNEGY MANAGEMENT, INC. DEM LP, LLC DMT L.P., L.L.C.

By:	/s/ Richard W. Eimer
Name:	Richard W. Eimer
Title:	President

CITICORP USA, INC., as Administrative Agent and Payment Agent

By:	/s/ Gordon DeKuyper
Name:	Gordon DeKuyper
Title:	Director

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ Frank P. Turner
Name:	Frank P. Turner
Title:	Vice President

BANK OF AMERICA, N.A., as L/C Issuer

By:	/s/ Clara Yang Strand
Name:	Clara Yang Strand
Title:	Managing Director

CITIBANK, N.A., as L/C Issuer

By:	/s/ Gordon DeKuyper
Name:	Gordon DeKuyper
Title:	Attorney-in-Fact

JPMORGAN CHASE BANK, as L/C Issuer

By:	/s/ Robert W. Traband
Name:	Robert W. Traband
Title:	Vice President

JPMORGAN CHASE BANK, as Collateral Agent

By:	/s/ Janice Ott Rotunno
Name:	Janice Ott Rotunno
Title:	Vice President

BANK ONE, NA, as L/C Issuer

By:	/s/ Helen A. Carr
Name:	Helen A. Carr
Title:	First Vice President

LENDERS

BANK OF AMERICA, N.A.,

By:	/s/ Clara Yang Strand
Name:	Clara Yang Strand
Title:	Managing Director

CITICORP USA, INC.

By:	/s/ Gordon DeKuyper
Name:	Gordon DeKuyper
Title:	Director

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

By:	/s/ James P. Moran
Name:	James P. Moran
Title:	Director

By:	/s/ Denise L. Alvarez
Name:	Denise L. Alvarez
Title:	Associate

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Frank P. Turner
Name:	Frank P. Turner
Title:	Vice President

JPMORGAN CHASE BANK

By:	/s/ Robert W. Traband
Name:	Robert W. Traband
Title:	Vice President

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Carol J.E. Bosley
Name:	Carol J.E. Bosley
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Jaap L. Tonekens
Name:	Jaap L. Tonekens
Title:	Vice President